As filed with the Securities and Exchange Commission on February 26, 1999

                                File No. 811-8454


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                   UNDER THE INVESTMENT COMPANY ACT OF 1940

                              Amendment No. 7  /x/


                           GLOBAL INVESTMENT PORTFOLIO

              (Exact Name of Registrant as Specified in Charter)

                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                   (Address of Principal Executive Offices)


      Registrant's Telephone Number, including Area Code:  (713) 626-1919

                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                    (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


      This Amendment to the Registration Statement of Global Investment Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                           GLOBAL INVESTMENT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Global  Investment  Portfolio  contains  the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A


      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement of Global Investment Portfolio (the "Master Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 58 to the Registration Statement of AIM Investment Funds ("AIM Investment Funds") (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on February 22, 1999 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectuses of AIM Global Consumer Products and Services Fund, AIM Global Financial Services Fund, AIM Global Infrastructure Fund and AIM Global Resources Fund ("Feeder's Part A").

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
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        RISKS.
        ------

      Information on the Portfolios' investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolios is incorporated herein by reference from the sections entitled "Investment Objectives and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
--------------------------------------------------------

      Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM"). AIM and its worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM is an indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

      A more complete description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

      Beneficial interests in the Master Portfolio are divided currently into four separate subtrusts or "series" - Global Financial Services Portfolio
("Financial Services Portfolio"), Global Infrastructure Portfolio ("Infrastructure Portfolio"), Global Resources Portfolio ("Resources Portfolio") and Global Consumer Products and Services Portfolio ("Consumer Products
Portfolio") (each, a "Portfolio," and collectively, the "Portfolios") - each having a distinct investment objective and distinct investment policies and limitations. The Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio commenced operations on May 31, 1994. The Consumer Products Portfolio commenced operations on December 30, 1994. Additional subtrusts to the Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

      Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Investor inquiries may be directed to the Advisor at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.
---------------------------------

      An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Shareholder Information
- Pricing of Shares" in the Feeder's Part A.

      Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      An investor in a Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a reduction will be paid by a Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

      Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

      Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
-----------------------------------

      Not applicable.

                                                                      APPENDIX A

                              RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  is
incorporated herein by reference from "Appendix" in the Feeder's Part B.

                           GLOBAL INVESTMENT PORTFOLIO

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Theme Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
-------------------------------------------

      Cover Page:  Not applicable.
                                                                            Page

      History of Global Investment Portfolio..............................B-1
      Description of the Master Portfolio and its Investments and Risks...B-1
      Management of the Master Portfolio..................................B-2
      Control Persons and Principal Holders of Interests..................B-2
      Investment Advisory and Other Services..............................B-3
      Brokerage Allocation and Other Practices............................B-4
      Capital Stock and Other Securities..................................B-4
      Purchase, Redemption and Pricing of Securities......................B-6
      Taxation of the Portfolio...........................................B-7
      Underwriters........................................................B-7
      Calculation of Performance Data.....................................B-7
      Financial Statements................................................B-7

ITEM 11.  HISTORY OF GLOBAL INVESTMENT PORTFOLIO.
-------------------------------------------------

      Global Investment Portfolio (the "Master Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Master Portfolio acquired the assets and assumed the liabilities of Global Investment Portfolio, a New York common law trust.

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.
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      The Master Portfolio is a diversified, open-end management investment company.

      Part A contains basic information about the investment objectives, principal investment strategies and principal risks of Financial Services Portfolio, Infrastructure Portfolio, Resources Portfolio and Consumer Products

Portfolio, each a subtrust or "series" of the Master Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies and principal risks of the Portfolios.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Strategies and Risks," "Options, Futures and Currency Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE MASTER PORTFOLIO.
---------------------------------------------

      Information about the Trustees and officers of the Master Portfolio, and their roles in management of the Portfolios and other AIM Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

      The Master Portfolio pays each Trustee who is not a director, officer or employee of A I M Advisors, Inc. ("AIM") or any affiliated company an annual fee of $500 a year, plus $600 for each meeting of the Board attended, and is reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Master Portfolio. For the fiscal year ended October 31, 1998, Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio each paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley Trustees' fees and expense reimbursements of $1,454, $1,346, $1,496 and $1,496, respectively. For the fiscal year ended October 31, 1998, Consumer Products Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley
Trustees' fees and expense reimbursements of $812.45, $812.45, $662.45 and $662.45, respectively. For the fiscal year ended October 31, 1998, Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley, who are not directors, officers or employees of AIM or any affiliated company, each received total compensation of $97,600, $97,500, $104,450 and $106,350, respectively, from the investment companies which are managed or administered by AIM for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
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      As of the date of this filing, Financial Services Fund, Resources Fund, Infrastructure Fund and Consumer Products Fund (each a "Fund," collectively, "Funds") owned 99.9%, 99.9%, 99.9% and 99.9% of the value of the outstanding beneficial interests in Financial Services Portfolio, Resources Portfolio, Infrastructure Portfolio and Consumer Products Portfolio, respectively. Because currently each Fund controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

      Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

      The address of the Master Portfolio is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

      As of February 25, 1999, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

      Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

===============================================================================
Item 15(a)        Management; Miscellaneous Information
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Item 15(b)        Not applicable
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Item 15(c)        Not applicable
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Item 15(d)        Management
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Item 15(e)        Not applicable
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Item 15(f)        Not applicable
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Item 15(g)        Not applicable
===============================================================================
Item 15(h)        Miscellaneous Information
===============================================================================

      For the fiscal years ended October 31, 1996 and 1997, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amounts of $99,991, $635,456 and $425,745; and $346,965, $772,727 and $979,215,
respectively. For the period November 1, 1997 to May 29, 1998, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amounts of $415,975, $384,081 and $478,132, respectively. For the period May 30, 1998 to October 31, 1998, the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio paid aggregate investment management and administration fees to AIM and/or INVESCO (NY), Inc. in the amounts of $310,027, $227,946 and $200,643, respectively.

      For the fiscal years ended October 31, 1996 and 1997, the Consumer Products Portfolio paid investment management and administration fees to INVESCO
(NY), Inc. in the amounts of $422,640 and $1,207,854, respectively. For the period November 1, 1997 to May 29, 1998, the Consumer Products Portfolio paid investment management and administration fees of $762,612 to INVESCO (NY), Inc. For the period May 30, 1998 to October 31, 1998, the Consumer Products Portfolio paid aggregate investment management and administration fees of $566,451 to AIM and/or INVESCO (NY), Inc.

      For the fiscal years ended October 31, 1996 and 1997, INVESCO (NY), Inc. reimbursed the Financial Services Portfolio, Infrastructure Portfolio and
Resources Portfolio for their respective investment management and administration fees in the amounts of $99,991, $0 and $0; and $0, $0 and $0, respectively. For the fiscal year ended October 31, 1998, AIM and/or INVESCO
(NY), Inc. reimbursed the Financial Services Portfolio, Infrastructure Portfolio and Resources Portfolio for their respective investment management and administration fees in the amounts of $0, $193,053 and $244,561, respectively.

      For the fiscal years ended October 31, 1996 and 1997, INVESCO (NY), Inc. reimbursed the Consumer Products Portfolio for investment management and administration fees in the amounts of $0 and $0, respectively. For the fiscal year ended October 31, 1998, AIM and/or INVESCO (NY), Inc. reimbursed the Consumer Products Portfolio for investment management and administration fees in the amount of $0. All expense reimbursements, if any, are made at the Fund level.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
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      A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

      Under the Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Portfolio. The Master Portfolio currently has four series (i.e., the Portfolios). The Master Portfolio reserves the right to create and issue additional series. An investor in a Portfolio is entitled to participate PRO RATA in distributions of the Portfolio's income and gains and to be allocated a PRO RATA share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share PRO RATA in that Portfolio's net assets available for distribution to its investors. Investments in each Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in a Portfolio have no preference, preemptive, conversion or similar rights.

      Under Delaware law, the AIM Global Financial Services Fund ("Financial Services Fund"), AIM Global Resources Fund ("Resources Fund"), AIM Global

Infrastructure Fund, ("Infrastructure Fund"), AIM Global Consumer Products and Services Fund ("Consumer Produces Fund"), and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the Portfolio's obligations. However, the Master Portfolios' Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolios' obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolios themselves would be unable to meet their obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

      Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Master Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment may be made to the Master Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      As of the date of this Registration Statement, AIM Investment Funds owns a majority interest in the Master Portfolio and each Portfolio. However, AIM Investment Funds has undertaken that, with respect to most matters on which the Master Portfolio seeks a vote of its interestholders, AIM Investment Funds will seek a vote of its shareholders and will vote its interest in the Master Portfolio in accordance with their instructions.

      The Master Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Master Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in the Master Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of the Master Portfolio or the affected Portfolio. The Trustees may cause (i) the Master Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Master Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of Article X of the Master Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Master Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by the Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
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      Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

      Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part B. See also Item 7 in Part A.

      Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

      Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

      Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.
-----------------------

      Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------

      The audited financial statements of the Financial Services Portfolio, the Infrastructure Portfolio, the Resources Portfolio and the Consumer Products Portfolio for the fiscal year ended October 31, 1998, are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                            PART C: OTHER INFORMATION
                           GLOBAL INVESTMENT PORTFOLIO

ITEM 23.  EXHIBITS.
-------------------

Exhibit
NUMBER          DESCRIPTION
-------         -----------

(a)       - Agreement and Declaration of Trust of Registrant, dated May 7, 1998, is  filed herewith electronically.

(b)  (1)  - By-Laws of Registrant are filed herewith electronically.

     (2) - Amended and Restated By-Laws of Registrant are filed herewith electronically.

(c)       - Provisions  of  instruments  defining  the  rights  of  holders of
            Registrant's securities are contained in the Agreement and Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and By-Laws Articles IV, V, VI, VII and VIII, which are included as part of Exhibits (a)(1) and (b) of this Registration Statement.

(d)       - Investment Management and Administration  Contract,  dated   May 29,
            1998, between Registrant and A I M Advisors, Inc. was filed as an Exhibit to Amendment No. 6 to the Registration Statement on Form N-1A, on June 23, 1998, and is hereby incorporated by reference.

(e)       - Underwriting Contracts - None.

(f)       - Bonus or Profit Sharing Contracts - None.

(g)       - Amendment to Custodian Contract, dated January 26, 1999, is filed herewith electronically.

(h)       - Other Material Contracts - None.

(i)       - Legal Opinion - None.

(j)       - Consent of  PricewaterhouseCoopers  LLP,  independent  auditors,  is filed herewith electronically.

(k)       - Omitted Financial Statements - None.

(l)       - Initial Capitalization Agreements - None.

(m)       - Rule 12b-1 Plan - None.

(n)       - Financial Data Schedules are filed herewith electronically.

(o) - Rule 18f-3 Plan - None.

Other Exhibits:

(1) Power of Attorney for Carol F. Relihan, dated February 25, 1999, is filed herewith electronically.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.
----------------------------------------------------------------------

     PROVIDE A LIST OR DIAGRAM OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND. FOR ANY PERSON CONTROLLED BY ANOTHER PERSON, DISCLOSE THE PERCENTAGE OF VOTING SECURITIES OWNED BY THE IMMEDIATELY CONTROLLING PERSON OR OTHER BASIS OF THAT PERSON'S CONTROL. FOR EACH COMPANY, ALSO PROVIDE THE STATE OR OTHER SOVEREIGN POWER UNDER THE LAWS OF WHICH THE COMPANY IS ORGANIZED.

     None.

ITEM 25.  INDEMNIFICATION.
--------------------------

     STATE THE GENERAL EFFECT OF ANY CONTRACT, ARRANGEMENTS OR STATUTE UNDER WHICH ANY DIRECTOR, OFFICER, UNDERWRITER OR AFFILIATED PERSON OF THE FUND IS INSURED OR INDEMNIFIED AGAINST ANY LIABILITY INCURRED IN THEIR OFFICIAL CAPACITY, OTHER THAN INSURANCE PROVIDED BY ANY DIRECTOR, OFFICER, AFFILIATED PERSON, OR UNDERWRITER FOR THEIR OWN PROTECTION.

     Article VIII of the Registrant's Agreement and Declaration of Trust, as amended, provides for indemnification of certain persons acting on behalf of the Registrant. Article VIII, Section 8.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Article VIII, Section 3 of the Registrant's By-Laws also provides that every person who is, or has been, a Trustee or Officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's By-Laws and other applicable law.

      Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.
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     DESCRIBE ANY OTHER BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT OF A SUBSTANTIAL NATURE THAT EACH INVESTMENT ADVISOR, AND EACH DIRECTOR, OFFICER OR PARTNER OF THE ADVISOR, IS OR HAS BEEN ENGAGED WITHIN THE LAST TWO FISCAL YEARS FOR HIS OR HER OWN ACCOUNT OR IN THE CAPACITY OF DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE.

     See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the Directors and Officers of A I M
     Advisors, Inc. and INVESCO (NY), Inc. is included in Schedule A and Schedule D of Part I of each entity's Form ADV (File No. 801-12313 and File No. 801-10254, respectively), filed with the Securities and Exchange Commission, which are incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

     None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

      STATE THE NAME AND ADDRESS OF EACH PERSON MAINTAINING PHYSICAL POSSESSIONS OF EACH ACCOUNT, BOOK, OR OTHER DOCUMENT REQUIRED TO BE MAINTAINED BY SECTION 31(A) [15 U.S.C. 80A-30(A)] AND THE RULES UNDER THAT SECTION.

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.
------------------------------

      PROVIDE A SUMMARY OF THE SUBSTANTIVE PROVISIONS OF ANY MANAGEMENT-RELATED SERVICE CONTRACT NOT DISCUSSED IN PART A OR B, DISCLOSING THE PARTIES TO THE CONTRACT AND THE TOTAL AMOUNT PAID AND BY WHOM FOR THE FUND'S LAST THREE FISCAL YEARS.

      None.

ITEM 30.  UNDERTAKINGS.
-----------------------
      None.

                                   SIGNATURES



      Pursuant to the Investment Company Act of 1940, the Global Investment Portfolio has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, Texas on the 26th day of February, 1999.

                                          GLOBAL INVESTMENT PORTFOLIO



                                       By:*
                                          ---------------------------
                                          Robert H. Graham, President



           SIGNATURES                      TITLE                    DATE
           ----------                      -----                    ----

*                                   Chairman, Trustee &
---------------------------              President
 (Robert H. Graham)                (Principal Executive
                                         Officer)


*                                         Trustee
---------------------------
(C. Derek Anderson)

*                                         Trustee
---------------------------
(Frank S. Bayley)

*                                         Trustee
---------------------------
(Arthur C. Patterson)

*                                         Trustee
---------------------------
(Ruth H. Quigley)

                                     Vice President &
*                                   Principal Financial
---------------------------        and Accounting Officer
(Kenneth W. Chancey


*  By: /s/ Carol F. Relihan
       ---------------------
       Carol F. Relihan
       Attorney-In-Fact

                                POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Carol F. Relihan, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all his capacities as a trustee or officer of Global Investment Portfolio, a Delaware business trust, to sign on his or its behalf any and all Registration Statements of Global Investment Portfolio (including any amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto and applications thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other applicable regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

      DATED this 25th day of February, 1999.

                                                 /s/  Robert H. Graham
                                                 --------------------------
                                                      Robert H. Graham

                                                 /s/  C. Derek Anderson
                                                 --------------------------
                                                      C. Derek Anderson

                                                 /s/  Frank S. Bayley
                                                 --------------------------
                                                      Frank S. Bayley

                                                 /s/  Arthur C. Patterson
                                                 --------------------------
                                                      Arthur C. Patterson


                                                 /s/  Ruth H. Quigley
                                                 --------------------------
                                                      Ruth H. Quigley

                                INDEX TO EXHIBITS
                           GLOBAL INVESTMENT PORTFOLIO


EXHIBIT NUMBER

(a)(1)     Agreement and Declaration of Trust of Registrant

(b)(1)     By-Laws of Registrant

(b)(2)     Amended and Restated By-Laws of Registrant

(g)        Amendment to Custodian Contract

(j)        Consent of PricewaterhouseCoopers LLP, independent auditors

(n)        Financial Data Schedules

                                    GT GLOBAL
                                  OVER 25 YEARS
                                  OF INVESTING
                                    WORLDWIDE

                                       / /
                                   AIM GLOBAL
                                    CONSUMER
                                  PRODUCTS AND
                                  SERVICES FUND

                                       / /
                                  ANNUAL REPORT

                       REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

To the Shareholders of AIM Global Consumer Products and Services Fund (formerly GT Global Consumer Products and Services Fund) and Board of Trustees of AIM Investment Funds (formerly G.T. Investment Funds, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Consumer Products and Services Fund - Consolidated at October 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
DECEMBER 18, 1998

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1998

--------------------------------------------------------------------------------



                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------

Services (43.6%)
  Safeway, Inc.-/- ..........................................   US             79,300   $  3,791,531         2.3
    RETAILERS-FOOD
  Meyer (Fred), Inc.-/- .....................................   US             71,000      3,785,180         2.3
    RETAILERS-FOOD
  Telecom Italia Mobile S.p.A. ..............................   ITLY          631,100      3,667,546         2.2
    TELEPHONE NETWORKS
  Outdoor Systems, Inc.-/- ..................................   US            152,000      3,353,500         2.0
    BROADCASTING & PUBLISHING
  Lamar Advertising Co.-/- ..................................   US            105,500      3,293,578         2.0
    BROADCASTING & PUBLISHING
  Cinar Films, Inc. "B"-/- {\/} .............................   CAN           152,000      3,211,000         1.9
    BROADCASTING & PUBLISHING
  Time Warner, Inc. .........................................   US             34,000      3,155,625         1.9
    BROADCASTING & PUBLISHING
  Ames Department Stores, Inc.-/- ...........................   US            132,600      2,436,525         1.5
    RETAILERS-OTHER
  Railtrack Group PLC-/- ....................................   UK             90,590      2,432,607         1.5
    TRANSPORTATION - ROAD & RAIL
  Loblaw Cos., Ltd. .........................................   CAN           130,300      2,428,606         1.5
    RETAILERS-FOOD
  Etablissements Economiques du Casino Guichard-Perrachon
   S.A. .....................................................   FR             24,230      2,412,660         1.5
    LEISURE & TOURISM
  Clear Channel Communications, Inc.-/- .....................   US             50,400      2,296,350         1.4
    BROADCASTING & PUBLISHING
  Tandy Corp. ...............................................   US             45,000      2,230,313         1.3
    RETAILERS-OTHER
  Family Dollar Stores, Inc. ................................   US            118,100      2,140,563         1.3
    RETAILERS-APPAREL
  Promodes ..................................................   FR              3,350      2,110,602         1.3
    RETAILERS-FOOD
  American Stores Co. .......................................   US             59,900      1,950,494         1.2
    RETAILERS-FOOD
  Avis Europe PLC ...........................................   UK            443,600      1,937,085         1.2
    TRANSPORTATION - ROAD
  Musicland Stores Corp.-/- .................................   US            137,800      1,817,238         1.1
    RETAILERS-OTHER
  Tricon Global Restaurants, Inc. ...........................   US             40,000      1,740,000         1.0
    RETAILERS-FOOD
  Duane Reade, Inc.-/- ......................................   US             43,300      1,672,463         1.0
    RETAILERS-OTHER
  Wal-Mart Stores, Inc. .....................................   US             24,000      1,656,000         1.0
    RETAILERS-OTHER
  Home Depot, Inc. ..........................................   US             37,800      1,644,300         1.0
    RETAILERS-OTHER
  Dollar Tree Stores, Inc.-/- ...............................   US             41,850      1,613,841         1.0
    RETAILERS-OTHER
  Linens 'N Things, Inc.-/- .................................   US             52,000      1,608,750         1.0
    RETAILERS-APPAREL
  Gap, Inc. .................................................   US             26,000      1,563,250         0.9
    RETAILERS-APPAREL


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------

Services (Continued)
  Longs Drug Stores Corp. ...................................   US             36,600   $  1,429,688         0.9
    RETAILERS-OTHER
  Carnival Corp. ............................................   US             43,600      1,411,550         0.8
    LEISURE & TOURISM
  The Kroger Co. ............................................   US             24,000      1,332,000         0.8
    RETAILERS-FOOD
  Costco Companies, Inc.-/- .................................   US             19,000      1,078,250         0.6
    RETAILERS-FOOD
  CBS Corp. .................................................   US             35,000        977,813         0.6
    BROADCASTING & PUBLISHING
  American Eagle Outfitters, Inc.-/- ........................   US             22,000        891,000         0.5
    RETAILERS-APPAREL
  Bed Bath & Beyond-/- ......................................   US             32,000        882,000         0.5
    RETAILERS-OTHER
  Abercrombie & Fitch Co.-/- ................................   US             22,000        873,125         0.5
    RETAILERS-APPAREL
  Fred's, Inc. ..............................................   US             65,500        855,594         0.5
    RETAILERS-OTHER
  Paychex, Inc. .............................................   US             17,000        845,750         0.5
    CONSUMER SERVICES
  TJX Cos., Inc. ............................................   US             43,000        814,313         0.5
    RETAILERS-APPAREL
  Pacific Sunwear of California-/- ..........................   US             32,100        694,163         0.4
    RETAILERS-APPAREL
  Young & Rubicam, Inc.-/- ..................................   US             13,100        342,238         0.2
    BUSINESS & PUBLIC SERVICES
                                                                                        ------------
                                                                                          72,377,091
                                                                                        ------------
Consumer Non-Durables (30.0%)
  Heineken N.V. .............................................   NETH           99,225      5,285,838         3.2
    BEVERAGES - ALCOHOLIC
  The Dial Corp. ............................................   US            157,400      4,338,338         2.6
    HOUSEHOLD PRODUCTS
  Philip Morris Cos., Inc. ..................................   US             80,400      4,110,450         2.5
    TOBACCO AND FOOD
  Clorox Co. ................................................   US             35,200      3,845,600         2.3
    HOUSEHOLD PRODUCTS
  Compagnie Financiere Richemont AG "A" Units ...............   SWTZ            2,650      3,521,335         2.1
    TOBACCO
  Coca-Cola Co. .............................................   US             46,000      3,110,750         1.9
    BEVERAGES - NON-ALCOHOLIC
  Anheuser-Busch Cos., Inc. .................................   US             52,000      3,090,750         1.9
    BEVERAGES - ALCOHOLIC
  Nestle S.A. - Registered ..................................   SWTZ            1,372      2,916,994         1.8
    FOOD
  Danone ....................................................   FR             10,400      2,750,887         1.7
    FOOD
  Adolph Coors Co. "B" ......................................   US             47,200      2,360,000         1.4
    BEVERAGES - ALCOHOLIC


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------

Consumer Non-Durables (Continued)
  Quaker Oats Co. ...........................................   US             37,100   $  2,191,219         1.3
    FOOD
  Unilever PLC-/- ...........................................   UK            212,210      2,130,266         1.3
    HOUSEHOLD PRODUCTS
  British American Tobacco PLC - ADR-/- .....................   US            116,600      2,120,663         1.3
    TOBACCO
  Diageo PLC ................................................   UK            174,500      1,883,094         1.1
    BEVERAGES - ALCOHOLIC
  Foster's Brewing Group Ltd. ...............................   AUSL          750,000      1,842,188         1.1
    BEVERAGES - ALCOHOLIC
  SEITA (Societe Nationale d'Exploitation Industrielle des
   Tabacs et Allumettes) ....................................   FR             29,400      1,746,943         1.1
    TOBACCO
  The Earthgrains Co. .......................................   US             47,000      1,410,000         0.8
    FOOD
  Interstate Bakeries Corp. .................................   US             24,800        621,550         0.4
    FOOD
  Saputo Group, Inc. ........................................   CAN            13,700        293,096         0.2
    FOOD
                                                                                        ------------
                                                                                          49,569,961
                                                                                        ------------
Consumer Durables (6.7%)
  Microsoft Corp.-/- ........................................   US             48,900      5,177,288         3.1
    COMPUTER SOFTWARE
  Sonic Automotive, Inc.-/- .................................   US             91,300      1,854,531         1.1
    AUTOMOBILES
  Daimler Benz AG ...........................................   GER            21,565      1,674,281         1.0
    AUTOMOBILES
  Maytag Corporation ........................................   US             31,900      1,577,056         0.9
    APPLIANCES & HOUSEHOLD
  Best Buy Co., Inc.-/- .....................................   US             20,000        960,000         0.6
    CONSUMER ELECTRONICS
                                                                                        ------------
                                                                                          11,243,156
                                                                                        ------------
Finance (5.8%)
  Fannie Mae ................................................   US             40,900      2,896,231         1.7
    OTHER FINANCIAL
  Axa - UAP .................................................   FR             18,850      2,131,516         1.3
    INSURANCE - MULTI-LINE
  Providian Financial Corp. .................................   US             21,000      1,666,875         1.0
    CONSUMER FINANCE
  SunAmerica, Inc. ..........................................   US             22,200      1,565,100         0.9
    INSURANCE - MULTI-LINE
  Metris Cos., Inc. .........................................   US             44,000      1,446,500         0.9
    CONSUMER FINANCE
                                                                                        ------------
                                                                                           9,706,222
                                                                                        ------------



    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------

Materials/Basic Industry (3.4%)
  CRH PLC ...................................................   UK            212,679   $  3,099,271         1.9
    BUILDING MATERIALS & COMPONENTS
  Tyco International Ltd. ...................................   US             41,000      2,539,438         1.5
    MISC. MATERIALS & COMMODITIES
                                                                                        ------------
                                                                                           5,638,709
                                                                                        ------------
Multi-Industry/Miscellaneous (2.6%)
  General Electric Co. ......................................   US             49,400      4,322,500         2.6
                                                                                        ------------       -----
    CONGLOMERATE

TOTAL EQUITY INVESTMENTS (cost $133,549,669) ................                            152,857,639        92.1
                                                                                        ------------       -----


                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------

  Dated October 30, 1998, with State Street Bank & Trust Co., due November 2, 1998, for an effective yield of 5.30%,
   collateralized by $17,540,000 U.S. Treasury Notes, 5.75%
   due 9/30/99 (market value of collateral is $17,842,372,
   including accrued interest). (cost $17,489,000) ..........                             17,489,000        10.5
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $151,038,669)  * ....................                            170,346,639       102.6
Other Assets and Liabilities ................................                             (4,330,217)       (2.6)
                                                                                        ------------       -----

NET ASSETS ..................................................                           $166,016,422       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----


--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
          * For Federal income tax purposes, cost is $153,515,812 and appreciation (depreciation) is as follows:



                 Unrealized appreciation:         $  18,855,154
                 Unrealized depreciation:            (2,024,327)
                                                  -------------
                 Net unrealized appreciation:     $  16,830,827
                                                  -------------
                                                  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Fund's Portfolio of Investments at October 31, 1998, was concentrated in the following countries:



                                        PERCENTAGE OF NET ASSETS {D}
                                        ----------------------------
                                                 SHORT-TERM
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY    & OTHER      TOTAL
--------------------------------------  -----   ------------   -----

Australia (AUSL/AUD) .................   1.1                     1.1
Canada (CAN/CAD) .....................   3.6                     3.6
France (FR/FRF) ......................   6.9                     6.9
Germany (GER/DEM) ....................   1.0                     1.0
Italy (ITLY/ITL) .....................   2.2                     2.2
Netherlands (NETH/NLG) ...............   3.2                     3.2
Switzerland (SWTZ/CHF) ...............   3.9                     3.9
United Kingdom (UK/GBP) ..............   7.0                     7.0
United States (US/USD) ...............  63.2        7.9         71.1
                                        -----       ---        -----
Total  ...............................  92.1        7.9        100.0
                                        -----       ---        -----
                                        -----       ---        -----


--------------

{d}  Percentages indicated are based on net assets of $166,016,422.

    The accompanying notes are an integral part of the financial statements.


                                       11A

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1998

--------------------------------------------------------------------------------


Assets:
  Investments in securities, at value (cost $133,549,669) (Note 1)..........................  $152,857,639
  Repurchase Agreement, at value and cost (Note 1)..........................................    17,489,000
  U.S. currency.................................................................  $      535
  Foreign currencies (cost $2,750,495)..........................................   2,755,656     2,756,191
                                                                                  ----------
  Receivable for securities sold............................................................     1,546,087
  Receivable for Fund shares sold...........................................................       323,204
  Dividends and dividend withholding tax reclaims receivable................................       150,278
  Miscellaneous receivable..................................................................        12,035
  Unamortized organizational costs (Note 1).................................................        11,964
  Interest receivable.......................................................................         5,148
                                                                                              ------------
    Total assets............................................................................   175,151,546
                                                                                              ------------
Liabilities:
  Payable for securities purchased..........................................................     8,091,057
  Payable for Fund shares repurchased.......................................................       442,536
  Payable for service and distribution expenses (Note 2)....................................       241,953
  Payable for investment management and administration fees (Note 2)........................       130,694
  Payable for transfer agent fees (Note 2)..................................................       100,185
  Payable for printing and postage expenses.................................................        42,237
  Payable for professional fees.............................................................        24,648
  Payable for Trustees' fees and expenses (Note 2)..........................................        12,056
  Payable for registration and filing fees..................................................         5,125
  Payable for fund accounting fees (Note 2).................................................         2,449
  Payable for custodian fees................................................................           848
  Other accrued expenses....................................................................        41,236
                                                                                              ------------
    Total liabilities.......................................................................     9,135,024
  Minority interest (Notes 1 & 2)...........................................................           100
                                                                                              ------------
Net assets..................................................................................  $166,016,422
                                                                                              ------------
                                                                                              ------------
Class A:
  Net asset value and redemption price per share ($59,879,529 DIVIDED BY 2,702,075 shares
   outstanding).............................................................................  $      22.16
                                                                                              ------------
                                                                                              ------------
  Maximum offering price per share (100/95.25 of $22.16) *..................................  $      23.27
                                                                                              ------------
                                                                                              ------------
Class B:+
  Net asset value and offering price per share ($91,613,414 DIVIDED BY 4,222,200 shares
   outstanding).............................................................................  $      21.70
                                                                                              ------------
                                                                                              ------------
Advisor Class:
  Net asset value, offering price per share, and redemption price per share ($14,523,479
   DIVIDED BY 642,459 shares outstanding)...................................................  $      22.61
                                                                                              ------------
                                                                                              ------------
Net assets consist of:
  Paid in capital (Note 4)..................................................................  $144,231,004
  Accumulated net realized gain on investments and foreign currency transactions............     2,459,227
  Net unrealized appreciation on translation of assets and liabilities in foreign
   currencies...............................................................................        18,221
  Net unrealized appreciation of investments................................................    19,307,970
                                                                                              ------------
Total -- representing net assets applicable to capital shares outstanding...................  $166,016,422
                                                                                              ------------
                                                                                              ------------

--------------
   * On sales of $50,000 or more, the offering price is reduced.
   + Redemption price per share is equal to the net asset value per share less any applicable contingent deferred sales charge.

    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1998

--------------------------------------------------------------------------------



Investment income: (Note 1)
  Dividend income (net of foreign withholding tax of $109,205)...............................  $ 1,263,585
  Interest income............................................................................      727,860
  Securities lending income..................................................................       61,127
                                                                                               -----------
    Total investment income..................................................................    2,052,572
                                                                                               -----------
Expenses:
  Investment management and administration fees (Note 2).....................................    1,786,377
  Service and distribution expenses: (Note 2)
    Class A.....................................................................  $   335,139
    Class B.....................................................................    1,005,968    1,341,107
                                                                                  -----------
  Transfer agent fees (Note 2)...............................................................      478,410
  Printing and postage expenses..............................................................      117,338
  Professional fees..........................................................................       85,210
  Fund accounting fees (Note 2)..............................................................       47,155
  Registration and filing fees...............................................................       44,460
  Custodian fees.............................................................................       43,690
  Trustees' fees and expenses (Note 2).......................................................       22,550
  Amortization of organization costs (Note 1)................................................       10,300
  Other expenses.............................................................................       21,447
                                                                                               -----------
    Total expenses before reductions.........................................................    3,998,044
                                                                                               -----------
      Expense reductions (Note 5)............................................................      (40,195)
                                                                                               -----------
    Total net expenses.......................................................................    3,957,849
                                                                                               -----------
Net investment loss..........................................................................   (1,905,277)
                                                                                               -----------
Net realized and unrealized gain (loss) on investments and foreign currencies:
  (Note 1)
  Net realized gain on investments..............................................    4,701,157
  Net realized loss on foreign currency transactions............................      (45,712)
                                                                                  -----------
    Net realized gain during the year........................................................    4,655,445
  Net change in unrealized appreciation on translation of assets and liabilities
   in foreign currencies........................................................       13,162
  Net change in unrealized appreciation of investments..........................   10,759,527
                                                                                  -----------
    Net unrealized appreciation during the year..............................................   10,772,689
                                                                                               -----------
Net realized and unrealized gain on investments and foreign currencies.......................   15,428,134
                                                                                               -----------
Net increase in net assets resulting from operations.........................................  $13,522,857
                                                                                               -----------
                                                                                               -----------



    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------



                                                                                              YEAR ENDED        YEAR ENDED
                                                                                              OCTOBER 31,       OCTOBER 31,
                                                                                                 1998              1997
                                                                                            ---------------   ---------------

Increase (decrease) in net assets
Operations:
  Net investment loss.....................................................................   $ (1,905,277)     $ (1,662,851)
  Net realized gain on investments and foreign currency transactions......................      4,655,445        16,167,449
  Net change in unrealized appreciation on translation of assets and liabilities in
   foreign currencies.....................................................................         13,162             5,172
  Net change in unrealized appreciation (depreciation) of investments.....................     10,759,527          (714,518)
                                                                                            ---------------   ---------------
    Net increase in net assets resulting from operations..................................     13,522,857        13,795,252
                                                                                            ---------------   ---------------
Class A:
Distributions to shareholders: (Note 1)
  From net realized gain on investments...................................................     (5,574,558)       (3,424,902)
Class B:
Distributions to shareholders: (Note 1)
  From net realized gain on investments...................................................     (8,128,120)       (4,055,905)
Advisor Class:
Distributions to shareholders: (Note 1)
  From net realized gain on investments...................................................       (962,828)         (308,573)
                                                                                            ---------------   ---------------
    Total distributions...................................................................    (14,665,506)       (7,789,380)
                                                                                            ---------------   ---------------
Capital share transactions: (Note 4)
  Increase from capital shares sold and reinvested........................................     92,335,349       136,239,369
  Decrease from capital shares repurchased................................................    (87,838,591)     (151,833,735)
                                                                                            ---------------   ---------------
    Net increase (decrease) from capital share transactions...............................      4,496,758       (15,594,366)
                                                                                            ---------------   ---------------
Total increase (decrease) in net assets...................................................      3,354,109        (9,588,494)
Net assets:
  Beginning of year.......................................................................    162,662,313       172,250,807
                                                                                            ---------------   ---------------
  End of year *...........................................................................   $166,016,422      $162,662,313
                                                                                            ---------------   ---------------
                                                                                            ---------------   ---------------
 * Includes undistributed net investment income...........................................   $         --                --
                                                                                            ---------------   ---------------
                                                                                            ---------------   ---------------


    The accompanying notes are an integral part of the financial statements.

                              FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.



                                                                                            CLASS A
                                                                ---------------------------------------------------------------
                                                                                                         DECEMBER 30, 1994
                                                                      YEAR ENDED OCTOBER 31,             (COMMENCEMENT OF
                                                                ----------------------------------          OPERATIONS)
                                                                 1998 (d)    1997 (d)    1996 (d)     TO OCTOBER 31, 1995 (d)
                                                                ----------  ----------  ----------  ---------------------------

Per Share Operating Performance:
Net asset value, beginning of period..........................  $   22.19   $   20.98   $   14.59            $   11.43
                                                                ----------  ----------  ----------            --------
Income from investment operations:
  Net investment income (loss)................................      (0.19)      (0.15)      (0.22)                0.02*
  Net realized and unrealized gain on investments.............       2.05        2.27        7.13                 3.14
                                                                ----------  ----------  ----------            --------
    Net increase from investment operations...................       1.86        2.12        6.91                 3.16
                                                                ----------  ----------  ----------            --------
Distributions to shareholders:
  From net realized gain on investments.......................      (1.89)      (0.91)      (0.52)                  --
                                                                ----------  ----------  ----------            --------
    Total distributions.......................................      (1.89)      (0.91)      (0.52)                  --
                                                                ----------  ----------  ----------            --------
Net asset value, end of period................................  $   22.16   $   22.19   $   20.98            $   14.59
                                                                ----------  ----------  ----------            --------
                                                                ----------  ----------  ----------            --------

Total investment return (c)...................................       8.66%      10.55%      48.82%               27.65% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)..........................  $  59,880   $  62,637   $  76,900            $   4,082
Ratio of net investment income (loss) to average net assets:
  With expense reductions and/or reimbursement (Notes 2 &
   5).........................................................      (0.81)%     (0.72)%     (1.14)%               0.20% (a)
  Without expense reductions and/or reimbursement.............      (0.83)%     (0.87)%     (1.24)%             (11.11)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or reimbursement (Notes 2 &
   5).........................................................       1.93%       1.84%       2.24%                2.32% (a)
  Without expense reductions and/or reimbursement.............       1.95%       1.99%       2.34%               13.63% (a)
Portfolio turnover rate++.....................................        221%        392%        169%                 240% (a)


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share operating data were calculated based upon average shares outstanding during the period.
  * Before reimbursement net investment income (loss) per share would have been reduced (increased) by $1.12, $1.04 and $0.61 for Class A, Class B and Advisor Class, respectively.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.



                                                                                               CLASS B
                                                                   ---------------------------------------------------------------
                                                                                                            DECEMBER 30, 1994
                                                                         YEAR ENDED OCTOBER 31,             (COMMENCEMENT OF
                                                                   ----------------------------------          OPERATIONS)
                                                                    1998 (d)    1997 (d)    1996 (d)     TO OCTOBER 31, 1995 (d)
                                                                   ----------  ----------  ----------  ---------------------------

Per Share Operating Performance:
Net asset value, beginning of period.............................  $   21.86   $   20.79   $   14.53            $   11.43
                                                                   ----------  ----------  ----------            --------
Income from investment operations:
  Net investment income (loss)...................................      (0.30)      (0.24)      (0.31)               (0.04) *
  Net realized and unrealized gain on investments................       2.03        2.22        7.09                 3.14
                                                                   ----------  ----------  ----------            --------
    Net increase from investment operations......................       1.73        1.98        6.78                 3.10
                                                                   ----------  ----------  ----------            --------
Distributions to shareholders:
  From net realized gain on investments..........................      (1.89)      (0.91)      (0.52)                  --
                                                                   ----------  ----------  ----------            --------
    Total distributions..........................................      (1.89)      (0.91)      (0.52)                  --
                                                                   ----------  ----------  ----------            --------
Net asset value, end of period...................................  $   21.70   $   21.86   $   20.79            $   14.53
                                                                   ----------  ----------  ----------            --------
                                                                   ----------  ----------  ----------            --------

Total investment return (c)......................................       8.16%       9.95%      48.11%               27.12% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's).............................  $  91,613   $  93,978   $  87,904            $   2,959
Ratio of net investment income (loss) to average net assets:
  With expense reductions and/or reimbursement (Notes 2 & 5).....      (1.31)%     (1.22)%     (1.64)%              (0.30)% (a)
  Without expense reductions and/or reimbursement................      (1.33)%     (1.37)%     (1.74)%             (11.61)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or reimbursement (Notes 2 & 5).....       2.43%       2.34%       2.74%                2.82% (a)
  Without expense reductions and/or reimbursement................       2.45%       2.49%       2.84%               14.13% (a)
Portfolio turnover rate++........................................        221%        392%        169%                 240% (a)


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share operating data were calculated based upon average shares outstanding during the period.
  * Before reimbursement net investment income (loss) per share would have been reduced (increased) by $1.12, $1.04 and $0.61 for Class A, Class B and Advisor Class, respectively.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.




                                                                                           ADVISOR CLASS+
                                                                   ---------------------------------------------------------------
                                                                         YEAR ENDED OCTOBER 31,
                                                                   ----------------------------------         JUNE 1, 1995
                                                                    1998 (d)    1997 (d)    1996 (d)     TO OCTOBER 31, 1995 (d)
                                                                   ----------  ----------  ----------  ---------------------------

Per Share Operating Performance:
Net asset value, beginning of period.............................  $   22.50   $   21.15   $   14.64            $   11.84
                                                                   ----------  ----------  ----------            --------
Income from investment operations:
  Net investment income (loss)...................................      (0.08)      (0.04)      (0.13)                0.04*
  Net realized and unrealized gain on investments................       2.08        2.30        7.16                 2.76
                                                                   ----------  ----------  ----------            --------
    Net increase from investment operations......................       2.00        2.26        7.03                 2.80
                                                                   ----------  ----------  ----------            --------
Distributions to shareholders:
  From net realized gain on investments..........................      (1.89)      (0.91)      (0.52)                  --
                                                                   ----------  ----------  ----------            --------
    Total distributions..........................................      (1.89)      (0.91)      (0.52)                  --
                                                                   ----------  ----------  ----------            --------
Net asset value, end of period...................................  $   22.61   $   22.50   $   21.15            $   14.64
                                                                   ----------  ----------  ----------            --------
                                                                   ----------  ----------  ----------            --------

Total investment return (c)......................................       9.20%      11.15%      49.50%               23.65% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's).............................  $  14,523   $   6,047   $   7,446            $     164
Ratio of net investment income (loss) to average net assets:
  With expense reductions and/or reimbursement (Notes 2 & 5).....      (0.31)%     (0.22)%     (0.64)%               0.70% (a)
  Without expense reductions and/or reimbursement................      (0.33)%     (0.37)%     (0.74)%             (10.61)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or reimbursement (Notes 2 & 5).....       1.43%       1.34%       1.74%                1.82% (a)
  Without expense reductions and/or reimbursement................       1.45%       1.49%       1.84%               13.13% (a)
Portfolio turnover rate++........................................        221%        392%        169%                 240% (a)



----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share operating data were calculated based upon average shares outstanding during the period.
  * Before reimbursement net investment income (loss) per share would have been reduced (increased) by $1.12, $1.04 and $0.61 for Class A, Class B and Advisor Class, respectively.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1998

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (SEE ALSO NOTE 2)
AIM Global Consumer Products and Services Fund (the "Fund"), formerly GT Global Consumer Products and Services Fund, is a separate series of AIM Investment Funds (the "Trust"), formerly G.T. Investment Funds, Inc. The Trust is organized as a Delaware business trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company. The Trust has thirteen series of shares in operation, each series corresponding to a distinct portfolio of investments.

The Fund invests substantially all of its investable assets in Global Consumer Products and Services Portfolio, (the "Portfolio"). The Portfolio is organized as a subtrust of Global Investment Portfolio, a Delaware business trust and is registered under the 1940 Act as an open-end management investment company.

The Portfolio has investment objectives, policies, and limitations substantially identical to those of its corresponding Fund. Therefore, the financial statements of the Fund and Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and Portfolio. Through October 31, 1998, all of the shares of beneficial interest of the Portfolio were owned by either the Fund or A I M Advisors, Inc. (the "Manager"), which has a nominal ($100) investment in the Portfolio.

The Fund offers Class A, Class B, and Advisor Class shares, each of which has equal rights as to assets and voting privileges except that Class A and Class B each has exclusive voting rights with respect to its distribution plan. Investment income, realized and unrealized capital gains and losses, and the common expenses of the Fund are allocated on a pro rata basis to each class based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its respective service and distribution expenses, and may differ in its transfer agent, registration, and certain other class-specific fees and expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Fund calculates the net asset value of and completes orders to purchase, exchange or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by the Manager to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trust's Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATION
The accounting records of the Fund and Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

                                       18A

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities". The Portfolio could be exposed to risk if a counter party is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price, or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H) PORTFOLIO SECURITIES LOANED
At October 31, 1998, stocks with an aggregate value of $23,872,564 were on loan to brokers. The loans were secured by cash collateral of $24,380,125 received by the Portfolio. For the year ended October 31, 1998, the Fund received fees of $61,127.

For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

                                       19A

(I) TAXES
It is the intended policy of the Fund to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, unrealized appreciation of securities held, or excise tax on income and capital gains.

(J) DISTRIBUTIONS TO SHAREHOLDERS
Distributions to shareholders are recorded by the Fund on the ex-date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(K) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Fund in connection with its organization, its initial registration with the Securities and Exchange Commission and with various states and the initial public offering of its shares aggregated $51,500. These expenses are being amortized on a straightline basis over a five-year period.

(L) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio's policy of concentrating its investments in companies in the consumer products and services industry subject the Portfolio to greater risk than a fund that is more diversified.

(M) INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(N) RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. At the end of the year, restricted securities, if any, (excluding 144A issues), are shown at the end of the Fund's Portfolio of Investments.

(O) LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by the Manager, has a line of credit with each of BankBoston and State Street Bank and Trust Company. The arrangements with the banks allow the Fund and certain other Funds to borrow, on a first come, first serve basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On October 31, 1998, the Fund had no loans outstanding.

For the year ended October 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $1,349,405, with a weighted average interest rate of 6.27%. Interest expense for the year ended October 31, 1998 was $10,094 and is included in "Other Expenses" on the Statement of Operations.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager"), an indirect wholly-owned subsidiary of AMVESCAP PLC, is the Fund's and Portfolio's investment manager and administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT") consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. A I M Distributors, Inc. ("AIM Distributors"), a wholly-owned subsidiary of the Manager, is the Fund's distributor as of the close of business on May 29, 1998. The Trust was reorganized from a Maryland corporation into a Delaware business trust, and the Portfolio was reorganized from a New York common law trust into a Delaware business trust on September 8, 1998. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ("AFS"), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ("GT Services") as the transfer agent of the Fund.

The Fund pays the Manager administration fees at the annualized rate of 0.25% of such Fund's average daily net assets. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

AIM Distributors, an affiliate of the Manager, serves as the Fund's distributor. For the period ended May 29, 1998, GT Global, Inc. ("GT Global") served as the Fund's distributor. The Fund offers Class A, Class B, and Advisor Class shares for purchase.

Class A shares are subject to initial sales charges imposed at the time of purchase, in accordance with the schedule included in the Fund's current prospectus. AIM Distributors collects the sales charges imposed on sales of Class A shares, and re allows a portion of such charges to dealers through which the sales are made. For the year ended October 31, 1998, AIM Distributors and GT Global retained sales charges of $14,898 and $11,522, respectively. Purchases of Class A shares exceeding $1,000,000 may be subject to a contingent deferred sales charge ("CDSC") upon redemption, in accordance with the Fund's current prospectus. AIM Distributors and GT Global collected no CDSCs for the year ended October 31, 1998. AIM Distributors also makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class A shares.

Class B shares are not subject to initial sales charges. When Class B shares are sold, AIM Distributors, from its own resources, pays commissions to dealers through which the sales are made. Certain redemptions of Class B shares made within six years of purchase are subject to CDSCs, in accordance with the Fund's current prospectus. For the year ended October 31, 1998, AIM Distributors and GT Global

                                       20A
collected CDSCs in the amount of $107,172 and $246,092, respectively. In addition, AIM Distributors makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class B shares.

For the period ended May 29, 1998, pursuant to the then effective separate distribution plans adopted under the 1940 Act Rule 12b-1 by the Trust's Board of Trustees with respect to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), the Fund reimbursed GT Global for a portion of its shareholder servicing and distribution expenses. Under the Class A Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class A shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.50% of the average daily net assets of the Fund's Class A shares, less any amounts paid by the Fund as the aforementioned service fee, for GT Global's expenditures incurred in providing services as distributor. All expenses for which GT Global was reimbursed under the Class A Plan would have been incurred within one year of such reimbursement.

For the period ended May 29, 1998, pursuant to the Class B Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.75% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in providing services as distributor. Expenses incurred under the Class B Plan in excess of 1.00% annually were permitted to be carried forward for reimbursement in subsequent years as long as that Plan continued in effect.

Effective as of the close of business May 29, 1998, pursuant to Rule 12b-1 under the 1940 Act, the Trust's Board of Trustees adopted a Master Distribution Plan applicable to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), pursuant to which the Fund compensates AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A or Class B shares of the Fund. Under the Class A Plan, the Fund compensates AIM Distributors at the annualized rate of 0.50% of the average daily net assets of the Fund's Class A shares. Under the Class B Plan, the Fund compensates AIM Distributors at an annualized rate of 1.00% of the average daily net assets of the Fund's Class B shares.

The Class A Plan and the Class B Plan (together, the "Plans") are designed to compensate AIM Distributors for certain promotional and other sales-related costs, and to implement a dealer incentive program that provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A and Class B shares of the Fund. Payments also can be directed by AIM Distributors to Financial Institutions who have entered into service agreements with respect to Class A and Class B shares of the Fund and who provide continuing personal services to their customers who own Class A and Class B shares of the Fund. The service fees payable to selected Financial Institutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such Institution's customers' accounts that were purchased on or after a prescribed date set forth in the Plans.

The Manager and AIM Distributors voluntarily have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expense) to the maximum annual rate of 2.00%, 2.50%, and 1.50% of the average daily net assets of the Fund's Class A, Class B, and Advisor Class shares, respectively. If necessary, this limitation will be effected by waivers by the Manager of investment management and administration fees, waivers by AIM Distributors of payments under the Class A Plan and/or Class B Plan and/or reimbursements by the Manager or AIM Distributors of portions of the Fund's other operating expenses.

Effective as of the close of business September 4, 1998, the Fund, pursuant to a transfer agency and service agreement, has agreed to pay A I M Fund Services, Inc. ("AFS") an annualized fee of $24.85 per shareholder accounts that are open during any monthly period (this fee includes all out-of-pocket expenses), and an annualized fee of $0.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by AFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

For the period November 1, 1997 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per exchange fee of $2.25. GT Services also was reimbursed by the Fund for its out-of-pocket expenses for such items as postage, forms, telephone charges, stationery and office supplies.

The Manager is the pricing and accounting agent for the Fund and Portfolio. The monthly fee for these services paid to the Manager is a percentage, not to exceed 0.03% annually, of a Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% of the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.

The Trust pays each Trustee who is not an employee, officer or director of the Manager, or any other affiliated company, $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $340,437,744 and $336,491,637, respectively. For the year ended October 31, 1998, purchases and sales of U.S. government obligations aggregated $34,683,892 and $33,938,540, respectively.

                                       21A

4. CAPITAL SHARES
At October 31, 1998, there were 6,000,000,000 shares of the Trust's common stock authorized, at $0.0001 par value. Of this amount, 400,000,000 were classified as shares of the AIM Global Telecommunications Fund; 400,000,000 were classified as shares of AIM Global Government Income Fund; 200,000,000 were classified as shares of AIM Global Health Care Fund; 200,000,000 were classified as shares of AIM Strategic Income Fund; 200,000,000 were classified as shares of AIM Developing Markets Fund; 200,000,000 were classified as shares of GT Global Currency Fund (inactive); 200,000,000 were classified as shares of AIM Global Growth & Income Fund; 200,000,000 were classified as shares of GT Global Small Companies Fund (inactive); 200,000,000 were classified as shares of AIM Latin American Growth Fund; 200,000,000 were classified as shares of AIM Emerging Markets Fund; 200,000,000 were classified as shares of AIM Emerging Markets Debt Fund; 200,000,000 were classified as shares of AIM Global Financial Services Fund; 200,000,000 were classified as shares of AIM Global Resources Fund; 200,000,000 were classified as shares of AIM Global Infrastructure Fund; 200,000,000 were classified as shares of AIM Global Consumer Products and Services Fund. The shares of each of the foregoing series of the Trust's were divided equally into two classes, designated Class A and Class B common stock. With respect to the issuance of Advisor Class shares, 100,000,000 shares were classified as shares of each of the fifteen series of the Trust's and designated as Advisor Class common stock. 1,100,000,000 shares remain unclassified. Transactions in capital shares of the Fund were as follows:

                           CAPITAL SHARE TRANSACTIONS



                                                                           YEAR ENDED               YEAR ENDED
                                                                        OCTOBER 31, 1998         OCTOBER 31, 1997
                                                                     -----------------------  -----------------------
CLASS A                                                                SHARES      AMOUNT       SHARES      AMOUNT
-------------------------------------------------------------------  ----------  -----------  ----------  -----------

Shares sold........................................................   1,525,543  $35,645,676   3,438,964  $69,880,587
Shares issued in connection with reinvestment of distributions.....     232,572    5,000,306     143,274    2,884,089
                                                                     ----------  -----------  ----------  -----------
                                                                      1,758,115   40,645,982   3,582,238   72,764,676
Shares repurchased.................................................  (1,879,330) (43,281,212) (4,424,828) (88,957,730)
                                                                     ----------  -----------  ----------  -----------
Net decrease.......................................................    (121,215) $(2,635,230)   (842,590) $(16,193,054)
                                                                     ----------  -----------  ----------  -----------
                                                                     ----------  -----------  ----------  -----------


CLASS B
-------------------------------------------------------------------

Shares sold........................................................   1,214,959  $28,040,109   2,703,434  $53,329,784
Shares issued in connection with reinvestment of distributions.....     327,547    6,924,836     168,859    3,364,713
                                                                     ----------  -----------  ----------  -----------
                                                                      1,542,506   34,964,945   2,872,293   56,694,497
Shares repurchased.................................................  (1,618,880) (36,544,113) (2,802,820) (55,171,454)
                                                                     ----------  -----------  ----------  -----------
Net increase (decrease)............................................     (76,374) $(1,579,168)     69,473  $ 1,523,043
                                                                     ----------  -----------  ----------  -----------
                                                                     ----------  -----------  ----------  -----------

ADVISOR CLASS
-------------------------------------------------------------------

Shares sold........................................................     675,379  $15,761,998     287,832  $ 6,471,623
Shares issued in connection with reinvestment of distributions.....      44,088      962,424      15,186      308,573
                                                                     ----------  -----------  ----------  -----------
                                                                        719,467   16,724,422     303,018    6,780,196
Shares repurchased.................................................    (345,732)  (8,013,266)   (386,341)  (7,704,551)
                                                                     ----------  -----------  ----------  -----------
Net increase (decrease)............................................     373,735  $ 8,711,156     (83,323) $  (924,355)
                                                                     ----------  -----------  ----------  -----------
                                                                     ----------  -----------  ----------  -----------


5. EXPENSE REDUCTIONS
The Manager has directed certain portfolio trades to brokers who then paid a portion of the Portfolio's expenses. For the year ended October 31, 1998, the Portfolio's expenses were reduced by $40,195 under these arrangements.

6. PROXY RESULTS (UNAUDITED)
The Special Meeting of Shareholders of the G.T. Investment Funds, Inc., now known as AIM Investment Funds (the "Trust"), was held on May 20, 1998 at the Trust's offices, 50 California Street, 26th Floor, San Francisco, California. The meeting was held for the following purposes:

(1) To elect Trustees as follows: C. Derek Anderson, Frank S. Bayley, William J. Guilfoyle, Arthur C. Patterson, Ruth H. Quigley.

(2) To approve a new Investment Management and Administration Contract and Sub-Advisory and Sub-Administration Contract with respect to each series of the Trust (each, a "Fund," and collectively, the "Funds").

(3) To approve replacement Rule 12b-1 plans of distribution with respect to Class A and B Shares of the Fund.

(4) To approve changes to the fundamental investment restrictions of the Fund.

(5) To approve an agreement and plan of conversion and termination for the Trust.

(6) To approve the conversion of the portfolios in which certain Funds invest to Delaware business trusts.

(7) To ratify the selection of Coopers & Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's independent public accountants.

    The results of the proxy solicitation on the above matters were as follows:



                                                                                       VOTES        WITHHELD/
      TRUSTEE/MATTER                                                  VOTES FOR       AGAINST      ABSTENTIONS
      ------------------------------------------------------------  --------------  ------------  -------------

(1)   C. Derek Anderson...........................................     191,685,088           N/A     13,123,292
      Frank S. Bayley.............................................     191,766,811           N/A     13,041,568
      William J. Guilfoyle........................................     191,828,959           N/A     12,979,420
      Arthur C. Patterson.........................................     191,845,270           N/A     12,963,109
      Ruth H. Quigley.............................................     191,869,887           N/A     12,938,492
(2)(a) Approval of investment management and administration
       contract...................................................       3,261,661       143,193      1,148,028*
(2)(b) Approval of sub-advisory and sub-administration contract....      3,246,354       152,082      1,154,446*
(3)   Approval of replacement Rule 12b-1 plans of distribution
      CLASS A SHARES..............................................       1,367,697        66,289        137,847
      CLASS B SHARES..............................................       2,090,063        80,546        169,123
(4)(a) Modification of Fundamental Restriction on Portfolio
       Diversification............................................       3,234,115       159,402      1,159,366*
(4)(b) Modification of Fundamental Restriction on Issuing Senior
       Securities and Borrowing Money.............................       3,234,136       159,381      1,159,366*
(4)(c) Modification of Fundamental Restriction on Making Loans.....      3,235,430       158,087      1,159,366*
(4)(d) Modification of Fundamental Restriction on Underwriting
       Securities.................................................       3,235,430       158,087      1,159,366*
(4)(e) Modification of Fundamental Restriction on Real Estate
       Investments................................................       3,235,304       158,213      1,159,366*
(4)(f) Modification of Fundamental Restriction on Investing in
       Commodities................................................       3,235,430       158,087      1,159,366*
(4)(g) Modification of Fundamental Restriction on Margin
       Transactions...............................................       3,235,304       158,213      1,159,366*
(4)(h) Elimination of Fundamental Restriction on Pledging Assets...      3,235,325       158,192      1,159,366*
(4)(i) Elimination of Fundamental Restriction on Investments in
       Oil, Gas and Mineral Leases and Programs...................       3,235,199       158,318      1,159,366*
(5)   Approval of an agreement and plan of conversion and
       termination with respect to the Trust......................     190,027,469     6,362,084     94,055,040*
(6)   Approval of the conversion of the portfolios in which
       certain Funds invest.......................................       3,267,649       116,825      1,168,407*
(7)   Ratification of the selection of Coopers and Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's
       independent public accountants.............................     191,358,779     2,114,168     11,333,063


------------------------
   * Includes Broker Non-Votes

------------------------
                                       23

FEDERAL TAX INFORMATION (UNAUDITED):

    Pursuant to Section 852 of the Internal Revenue Code, the Fund designates $800,000 as capital gain dividends for the fiscal year ended October 31, 1998.

    Pursuant to Section 854 of the Internal Revenue Code, the Fund designates 18.56% of ordinary income dividends paid (including short-term capital gain distributions, if any) by the Fund as income qualifying for the dividends received deduction for corporations for the fiscal year ended October 31, 1998.

                                       23A

1. Significant Accounting Policies (See also Note 2)

AIM Global Consumer Products and Services Fund (the 'Fund'), formerly GT Global Consumer Products and Services Fund, is a separate series of AIM Investment Funds, Inc. (the 'Trust'), formerly G.T. Investment Funds, Inc. The Trust is organized as a Delaware business trust and is registered under the Investment Company Act of 1940, as amended ('1940 Act'), as an open-end management investment company. The Trust has thirteen series of shares in operation, each series corresponding to a distinct portfolio of investments. ecific fees and expenses.

The Fund invests substantially all of its investable assets in Global
Consumer Products and Services Portfolio, (the 'Portfolio'). The Portfolio is organized as a subtrust of Global Investment Portfolio, a Delaware business trust and is registered under the 1940 Act as an open-end management investment company.

The Portfolio has investment objectives, policies, and limitations substantially identical to those of its corresponding Fund. Therefore, the financial statements of the Fund and Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and Portfolio. Through October 31, 1998, all of the shares of beneficial interest of the Portfolio were owned by either the Fund or INVESCO (NY), Inc. (the 'Sub-advisor'), which has a nominal ($100) investment in the Portfolio.

The Fund offers Class A, Class B, and Advisor Class shares, each of which has equal rights as to assets and voting privileges except that Class A and Class B each has exclusive voting rights with respect to its distribution plan. Investment income, realized and unrealized capital gains and losses, and the common expenses of the Fund are allocated on a pro rata basis to each class based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its respective service and distribution expenses, and may differ in its transfer agent, registration, and certain other class-specific fees and expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) Portfolio Valuation

The Fund calculates the net asset value of and completes orders to purchase, exchange or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by A I M Advisors, Inc. (the 'Manager') to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available
(including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trust's Board of Trustees.

(B) Foreign Currency Translation

The accounting records of the Fund and Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C) Repurchase Agreements      25

With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D) Forward Foreign Currency Contracts

A forward foreign currency contract ('Forward Contract') is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's 'Statement of Assets and Liabilities'. The Portfolio could be exposed to risk if a counter party is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) Option Accounting Principles

When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's 'Statement of Assets and Liabilities' as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price, or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's 'Statement of Assets and Liabilities' as an investment and subsequently 'marked-to-market' to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) Futures Contracts

A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum 'initial margin' requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as 'variation margin' and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) Security Transactions and Related Investment Income

Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H) Portfolio Securities Loaned

At October 31, 1998, stocks with an aggregate value of $_23,872,564 were on loan to brokers. The loans were secured by cash collateral of $24,380,125 received by the Portfolio. For the year ended October 31, 1998, the Fund received fees of $61,127.

For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

(I) Taxes

It is the intended policy of the Fund to meet the requirements for qualification as a 'regulated investment company' under the Internal Revenue Code of 1986, as amended ('Code'). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, unrealized appreciation of securities held, or excise tax on income and capital gains. The Fund currently has a capital loss carryforward of $____ which expires in 20__.

(J) Distributions to Shareholders

Distributions to shareholders are recorded by the Fund on the ex-date.
Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(K) Deferred Organizational Expenses

Expenses incurred by the Fund in connection with its organization, its initial registration with the Securities and Exchange Commission and with various states and the initial public offering of its shares aggregated $63,100. These expenses are being amortized on a straightline basis over a five-year period.

(L) Foreign Securities

There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.


In addition, the Portfolio's policy of concentrating its investments in companies in the consumer products and services industry subject the Portfolio to greater risk than a fund that is more diversified.

(M) Indexed Securities

The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(N) Restricted Securities

The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. At the end of the year, restricted securities, if any, (excluding 144A issues), are shown at the end of the Fund's Portfolio of Investments.

(O) Line of Credit

The Fund, along with certain other funds advised and/or administered by the Manager, has a line of credit with each of BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow the Fund and certain other Funds to borrow, on a first come, first serve basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On October 31, 1998, the Fund had no loan outstanding.

For the year ended October 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $1,349,405, with a weighted average interest rate of 6.27%. Interest expense for the year ended October 31, 1998 was $10,094 and is included in 'Other Expenses' on the Statement of Operations.

2. Related Parties

A I M Advisors, Inc. (the 'Manager'), an indirect wholly-owned subsidiary of AMVESCAP PLC, is the Fund's and Portfolio's investment manager and administrator and INVESCO (NY), Inc., (formerly, Chancellor LGT Asset Management, Inc.) is the Fund's and Portfolio's investment sub-advisor and sub-administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ('LGT'), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ('Chancellor LGT') consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. As a result of this transaction, Chancellor LGT was renamed INVESCO (NY), Inc., and is now an indirect wholly-owned subsidiary of AMVESCAP PLC. A I M Distributors, Inc. ('AIM Distributors') became the Fund's distributor. The Trust was reorganized from a Maryland corporation into a Delaware business trust, and the Portfolio was reorganized from a New York common law trust into a Delaware business trust. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ('AFS'), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ('GT Services') as the transfer agent of the Fund.



The Fund pays the Manager administration fees at the annualized rate of 0.25% of such Fund's average daily net assets. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly and are subject to reduction in any year to the extent that the Fund's or Portfolio's expenses (exclusive of brokerage commissions, taxes, interest, distribution-related expenses and extraordinary expenses) exceed the most stringent limits prescribed by law or regulations of any state in which the Fund's shares are offered for sale, based on the average total net asset value of the Fund.

AIM Distributors, an affiliate of the Manager, serves as the Fund's distributor. For the period ended May 29, 1998, GT Global, Inc. ('GT Global'), an affiliate of the investment sub-advisor, served as the Fund's distributor. The Fund offers Class A, Class B, and Advisor Class shares for purchase.


Class A shares are subject to initial sales charges imposed at the time of purchase, in accordance with the schedule included in the Fund's current prospectus. AIM Distributors collects the sales charges imposed on sales of Class A shares, and re allows a portion of such charges to dealers through which the sales are made. For the year ended October 31, 1998, AIM Distributors and GT Global retained sales charges of $____ and $____, respectively, for the Fund. Purchases of Class A shares exceeding $1,000,000 may be subject to a contingent deferred sales charge ('CDSC') upon redemption, in accordance with the Fund's current prospectus. AIM Distributors and GT Global collected CDSCs for the year ended October 31, 1998 of $___ and $____, respectively. AIM Distributors also makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class A shares.

Class B shares are not subject to initial sales charges. When Class B shares are sold, AIM Distributors, from its own resources, pays commissions to dealers through which the sales are made. Certain redemptions of Class B shares made within six years of purchase are subject to CDSCs, in accordance with the Fund's current prospectus. For the year ended October 31, 1998, AIM Distributors and GT Global collected CDSCs in the amount of $____ and $___, respectively for the Fund. In addition, AIM Distributors makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class B shares.

For the period ended May 29, 1998, pursuant to the then effective separate distribution plans adopted under the 1940 Act Rule 12b-1 by the Trust's Board of Trustees with respect to the Fund's Class A shares ('Class A Plan') and Class B shares ('Class B Plan'), the Fund reimbursed GT Global for a portion of its shareholder servicing and distribution expenses. Under the Class A Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class A shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.50% of the average daily net assets of the Fund's Class A shares, less any amounts paid by the Fund as the aforementioned service fee, for GT Global's expenditures incurred in providing services as distributor. All expenses for which GT Global was reimbursed under the Class A Plan would have been incurred within one year of such reimbursement.

For the period ended May 29, 1998, pursuant to the Class B Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.75% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in providing services as distributor. Expenses incurred under the Class B Plan in excess of 1.00% annually were permitted to be carried forward for reimbursement in subsequent years as long as that Plan continued in effect.

Effective as of the close of business May 29, 1998, pursuant to Rule
12b-1 under the 1940 Act, the Trust's Board of Trustees adopted a Master Distribution Plan applicable to the Fund's Class A shares ('Class A Plan') and Class B shares ('Class B Plan'), pursuant to which the Fund compensates AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A or Class B shares of the Fund. Under the Class A Plan, the Fund compensates AIM Distributors at the annualized rate of 0.50% of the average daily net assets of the Fund's Class A shares.

Pursuant to the Fund's Class B Plan, the Fund compensates AIM
Distributors at an annualized rate of 1.00% of the average

daily net assets of the Fund's Class B shares.

The Class A Plan and the Class B Plan (together, the 'Plans') are designed to compensate AIM Distributors for certain promotional and other sales-related costs, and to implement a dealer incentive program that provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A and Class B shares of the Fund. Payments also can be directed by AIM Distributors to Financial Institutions who have entered into service agreements with respect to Class A and Class B shares of the Fund and who provide continuing personal services to their customers who own Class A and Class B shares of the Fund. The service fees payable to selected Financial Institutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such Institution's customers' accounts that were purchased on or after a prescribed date set forth in the Plans.

The Manager and AIM Distributors voluntarily have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expense) to the maximum annual rate of 2.00%, 2.50%, and 1.50% of the average daily net assets of the Fund's Class A, Class B, and Advisor Class shares, respectively. If necessary, this limitation will be effected by waivers by the Manager of investment management and administration fees, waivers by AIM Distributors of payments under the Class A Plan and/or Class B Plan and/or reimbursements by the Manager or AIM Distributors of portions of the Fund's other operating expenses.

The Fund, pursuant to a transfer agency and service agreement, has agreed to pay A I M Fund Services, Inc. ('AFS') a fee for providing transfer agency and shareholder services to the Fund. For the period September 8, 1998, to October 31, 1998, AFS was paid $_____ for such services.

For the period November 1, 1997 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per

                       REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

To the Shareholders of AIM Global Financial Services Fund (formerly GT Global Financial Services Fund) and Board of Trustees of AIM Investment Funds (formerly G.T. Investment Funds, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Financial Services Fund - Consolidated at October 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
DECEMBER 18, 1998

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1998

--------------------------------------------------------------------------------



                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Banks-Regional (29.2%)
  Allied Irish Bank PLC: .....................................   IRE                --            --         2.9
    Common{V} ................................................   --             98,797   $ 1,413,275          --
    Common ...................................................   --             79,460     1,147,550          --
  First Union Corp. (N.C.) ...................................   US             42,433     2,461,114         2.8
  GreenPoint Financial Corp. .................................   US             66,200     2,172,188         2.5
  Bank of Ireland ............................................   IRE           111,659     2,063,410         2.4
  City National Corp. ........................................   US             52,550     1,796,553         2.0
  Crestar Financial Corp. ....................................   US             21,800     1,436,075         1.6
  Sparebanken NOR (Union Bank of Norway) .....................   NOR            71,436     1,359,391         1.6
  Norwest Corp. ..............................................   US             35,000     1,301,563         1.5
  St. George Bank Ltd. .......................................   AUSL          191,555     1,277,672         1.5
  Bayerische Vereinsbank .....................................   GER            16,070     1,276,784         1.4
  Bank of Nova Scotia ........................................   CAN            54,600     1,139,786         1.3
  North Fork Bancorporation, Inc. ............................   US             50,000       993,750         1.2
  Sovereign Bancorp, Inc. ....................................   US             73,840       969,150         1.1
  Fleet Financial Group, Inc. ................................   US             24,000       958,500         1.1
  TeleBanc Financial Corp.-/- ................................   US             52,100       950,825         1.1
  UnionBanCal Corp. ..........................................   US              8,000       740,000         0.9
  Halifax PLC ................................................   UK             49,600       657,239         0.8
  Banco Commercial S.A.: .....................................   URGY               --            --         0.8
    144A GDR(::) {.} {\/} ....................................   --             15,300       306,000          --
    Reg S GDR{c} {\/} ........................................   --             15,200       304,000          --
  Banca Turco Romana S.A. - Reg S GDR-/- {c} {\/} ............   ROM            88,000       402,600         0.5
  ForeningsSparbanken AB .....................................   SWDN            5,750       155,933         0.2
                                                                                         -----------
                                                                                          25,283,358
                                                                                         -----------
Banks-Money Center (18.2%)
  Citigroup, Inc. ............................................   US             39,925     1,878,970         2.2
  BankAmerica Corp. ..........................................   US             30,143     1,731,339         2.0
  HSBC Holdings PLC ..........................................   UK             59,990     1,405,153         1.6
  UBS AG - Registered ........................................   SWTZ            4,836     1,326,276         1.5
  Lloyds TSB Group PLC .......................................   UK            101,401     1,251,183         1.5
  ABN AMRO Holdings N.V. .....................................   NETH           56,347     1,055,865         1.2
  Deutsche Bank AG ...........................................   GER            14,770       919,165         1.1
  Mellon Bank Corp. ..........................................   US             14,600       877,825         1.0
  National Australia Bank Ltd. ...............................   AUSL           66,137       876,315         1.0
  Bank Hapoalim Ltd. .........................................   ISRL          483,000       873,834         1.0
  Chase Manhattan Corp. ......................................   US             14,500       823,781         1.0
  Istituto Banc San Paolo Tori-/- ............................   ITLY           55,000       817,042         1.0
  Anglo-Irish Bank Corp., PLC{V} .............................   IRE           325,168       783,406         0.9
  Barclays PLC ...............................................   UK             25,000       538,314         0.6
  Dresdner Bank AG ...........................................   GER            13,620       530,778         0.6
                                                                                         -----------
                                                                                          15,689,246
                                                                                         -----------
Other Financial (14.3%)
  Newcourt Credit Group, Inc. ................................   CAN            74,400     2,447,844         2.8
  Fannie Mae .................................................   US             31,000     2,195,188         2.6


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Other Financial (Continued)
  Doral Financial Corp. ......................................   US            102,400   $ 1,792,000         2.1
  Investors Financial Services Corp. .........................   US             25,500     1,373,813         1.6
  UniCapital Corp.-/- ........................................   US            160,000     1,110,000         1.3
  ING Groep N.V. .............................................   NETH           20,035       969,678         1.1
  Merita Ltd. "A" ............................................   FIN           178,850       963,107         1.1
  Fidelity National Financial, Inc. ..........................   US             22,000       676,500         0.8
  Household International, Inc. ..............................   US             12,752       466,245         0.5
  Shohkoh Fund ...............................................   JPN             1,200       365,590         0.4
                                                                                         -----------
                                                                                          12,359,965
                                                                                         -----------
Consumer Finance (11.6%)
  Providian Financial Corp. ..................................   US             46,000     3,651,249         4.2
  Capital One Financial Corp. ................................   US             19,600     1,994,300         2.3
  Aeon Credit Service ........................................   HK          8,894,000     1,481,472         1.7
  Acom Co., Ltd. .............................................   JPN            20,000     1,118,941         1.3
  Metris Cos., Inc. ..........................................   US             30,000       986,250         1.1
  American Express Co. .......................................   US              9,500       839,563         1.0
                                                                                         -----------
                                                                                          10,071,775
                                                                                         -----------
Insurance - Multi-Line (10.8%)
  SunAmerica, Inc. ...........................................   US             47,800     3,369,899         3.9
  Allianz AG .................................................   GER             7,503     2,574,892         3.0
  Allstate Corp. .............................................   US             44,400     1,911,975         2.2
  Axa - UAP ..................................................   FR             13,150     1,486,973         1.7
                                                                                         -----------
                                                                                           9,343,739
                                                                                         -----------
Insurance-Life (3.3%)
  Conseco, Inc. ..............................................   US             44,155     1,531,627         1.8
  AEGON N.V. .................................................   NETH           14,457     1,254,674         1.5
                                                                                         -----------
                                                                                           2,786,301
                                                                                         -----------
Securities Broker (3.1%)
  Athlon Groep N.V. ..........................................   NETH           55,670     1,579,671         1.8
  Knight/Trimark Group, Inc. "A"-/- ..........................   US            138,200     1,122,875         1.3
  Peregrine Investment Holdings Ltd.(::) .....................   HK            532,000            --          --
                                                                                         -----------
                                                                                           2,702,546
                                                                                         -----------
Investment Management (2.0%)
  Alliance Capital Management L.P. ...........................   US             68,800     1,707,100         2.0
                                                                                         -----------
Banks-Super Regional (1.0%)
  Abbey National PLC .........................................   UK             44,000       855,412         1.0
                                                                                         -----------
Consumer Services (0.8%)
  Rent-Way, Inc.-/- ..........................................   US             30,000       708,750         0.8
                                                                                         -----------


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------

EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Transportation - Road (0.7%)
  Avis Rent A Car, Inc.-/- ...................................   US             30,000   $   611,250         0.7
                                                                                         -----------       -----

TOTAL EQUITY INVESTMENTS (cost $72,533,065) ..................                            82,119,442        95.0
                                                                                         -----------       -----


                                                                            PRINCIPAL       VALUE        % OF NET
FIXED INCOME INVESTMENTS                                        CURRENCY     AMOUNT       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Corporate Bonds (2.4%)
  United States (2.4%)
    Citicorp, 7.125% due 6/1/03 ..............................   USD         1,000,000     1,053,240         1.2
    BankAmerica Corp., 6.85% due 3/1/03 ......................   USD         1,000,000     1,037,530         1.2
                                                                                         -----------
Total Corporate Bonds (cost $2,085,050) ......................                             2,090,770
                                                                                         -----------       -----

TOTAL FIXED INCOME INVESTMENTS (cost $2,085,050) .............                             2,090,770         2.4
                                                                                         -----------       -----


                                                                                            VALUE        % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
--------------------------------------------------------------                           -----------   -------------

  Dated October 30, 1998, with State Street Bank & Trust Co., due November 2, 1998, for an effective yield of 5.30%,
   collateralized by $3,475,000 U.S. Treasury Notes, 5.75% due
   9/30/99 (market value of collateral is $3,534,906,
   including accrued interest). (cost $3,464,000) ............                             3,464,000         4.0
                                                                                         -----------       -----

TOTAL INVESTMENTS (cost $78,082,115)  * ......................                            87,674,212       101.4
Other Assets and Liabilities .................................                            (1,179,228)       (1.4)
                                                                                         -----------       -----

NET ASSETS ...................................................                           $86,494,984       100.0
                                                                                         -----------       -----
                                                                                         -----------       -----

--------------

        {V}  Security is denominated in GBP.
        -/-  Non-income producing security.
       (::) Valued in good faith at fair value using procedures approved by the Board of Trustees (See Note 1 of Notes to Financial Statements).
       {\/}  U.S. currency denominated.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        {c} Security issued under Regulation S. Rule 144A and additional restrictions may apply in the resale of such securities.
          * For Federal income tax purposes, cost is $79,608,503 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $  13,063,563
                 Unrealized depreciation:            (4,997,854)
                                                  -------------
                 Net unrealized appreciation:     $   8,065,709
                                                  -------------
                                                  -------------
    Abbreviation:
    GDR--Global Depositary Receipt

    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------
The Fund's Portfolio of Investments at October 31, 1998, was concentrated in the following countries:



                                               PERCENTAGE OF NET ASSETS {D}
                                        -------------------------------------------
                                                                 SHORT-TERM
COUNTRY (COUNTRY CODE/ CURRENCY CODE)   EQUITY   FIXED INCOME     & OTHER     TOTAL
--------------------------------------  ------   -------------   ----------   -----

Australia (AUSL/AUD) .................    2.5                                   2.5
Canada (CAN/CAD) .....................    4.1                                   4.1
Finland (FIN/FIM) ....................    1.1                                   1.1
France (FR/FRF) ......................    1.7                                   1.7
Germany (GER/DEM) ....................    6.1                                   6.1
Hong Kong (HK/HKD) ...................    1.7                                   1.7
Ireland (IRE/IEP) ....................    6.2                                   6.2
Israel (ISRL/ILS) ....................    1.0                                   1.0
Italy (ITLY/ITL) .....................    1.0                                   1.0
Japan (JPN/JPY) ......................    1.7                                   1.7
Netherlands (NETH/NLG) ...............    5.6                                   5.6
Norway (NOR/NOK) .....................    1.6                                   1.6
Romania (ROM/ROL) ....................    0.5                                   0.5
Sweden (SWDN/SEK) ....................    0.2                                   0.2
Switzerland (SWTZ/CHF) ...............    1.5                                   1.5
United Kingdom (UK/GBP) ..............    5.5                                   5.5
United States (US/USD) ...............   52.2         2.4            2.6       57.2
Uruguay (URGY/UYP) ...................    0.8                                   0.8
                                        ------      -----          -----      -----
Total  ...............................   95.0         2.4            2.6      100.0
                                        ------      -----          -----      -----
                                        ------      -----          -----      -----


--------------

{d}  Percentages indicated are based on net assets of $86,494,984.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1998



                                                                                    UNREALIZED
                                           MARKET VALUE     CONTRACT    DELIVERY   APPRECIATION
CONTRACTS TO BUY:                         (U.S. DOLLARS)      PRICE       DATE    (DEPRECIATION)
----------------------------------------  --------------   -----------  --------  --------------

Australian Dollars......................     1,062,858         1.57888  11/27/98   $   (13,854)
Canadian Dollars........................     2,366,270         1.54610  11/24/98         5,491
Canadian Dollars........................     1,147,479         1.54560  11/24/98         2,293
                                          --------------                          --------------
  Total Contracts to Buy (Payable amount
   $4,582,677)..........................     4,576,607                                  (6,070)
                                          --------------                          --------------
THE VALUE OF CONTRACTS TO BUY AS A
 PERCENTAGE OF NET ASSETS IS 5.29%.


                                       10


CONTRACTS TO SELL:
----------------------------------------

Australian Dollars......................     2,313,279         1.72236  11/27/98      (165,059)
Canadian Dollars........................     3,662,856         1.52600  11/24/98        39,634
Canadian Dollars........................     1,147,479         1.52600  11/24/98        12,416
Japanese Yen............................       859,402       144.60000  11/12/98      (167,839)
                                          --------------                          --------------
  Total Contracts to Sell (Receivable
   amount $7,702,168)...................     7,983,016                                (280,848)
                                          --------------                          --------------
THE VALUE OF CONTRACTS TO SELL AS A
 PERCENTAGE OF NET ASSETS IS 9.23%.
  Total Open Forward Foreign Currency
   Contracts, Net.......................                                           $  (286,918)
                                                                                  --------------
                                                                                  --------------


----------------
See Note 1 of Notes to the Financial Statements.

    The accompanying notes are an integral part of the financial statements.

                                       10A

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1998

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $78,082,115) (Note 1)................................  $87,674,212
  U.S. currency.......................................................................  $     938
  Foreign currencies (cost $4,377)....................................................      4,380       5,318
                                                                                        ---------
  Receivable for securities sold.................................................................   4,129,995
  Receivable for Fund shares sold................................................................     104,187
  Dividends and dividend withholding tax reclaims receivable.....................................      88,587
  Interest receivable............................................................................      42,125
  Unamortized organizational costs (Note 1)......................................................       7,323
  Miscellaneous receivable.......................................................................       2,937
                                                                                                   ----------
    Total assets.................................................................................  92,054,684
                                                                                                   ----------
Liabilities:
  Payable for securities purchased...............................................................   4,776,801
  Payable for open forward foreign currency contracts, net (Note 1)..............................     286,918
  Payable for Fund shares repurchased............................................................     202,495
  Payable for service and distribution expenses (Note 2).........................................     139,817
  Payable for investment management and administration fees (Note 2).............................      79,722
  Payable for professional fees..................................................................      22,216
  Payable for transfer agent fees (Note 2).......................................................      21,064
  Payable for registration and filing fees.......................................................       7,076
  Payable for printing and postage expenses......................................................       5,080
  Payable for Trustees' fees and expenses (Note 2)...............................................       4,040
  Payable for fund accounting fees (Note 2)......................................................       2,080
  Payable for custodian fees.....................................................................         924
  Other accrued expenses.........................................................................      11,367
                                                                                                   ----------
    Total liabilities............................................................................   5,559,600
  Minority interest (Notes 1 & 2)................................................................         100
                                                                                                   ----------
Net assets.......................................................................................  $86,494,984
                                                                                                   ----------
                                                                                                   ----------
Class A:
  Net asset value and redemption price per share ($28,433,478 DIVIDED BY 1,667,488 shares
   outstanding)..................................................................................  $    17.05
                                                                                                   ----------
                                                                                                   ----------
  Maximum offering price per share (100/95.25 of $17.05) *.......................................  $    17.90
                                                                                                   ----------
                                                                                                   ----------
Class B:+
  Net asset value and offering price per share ($48,785,265 DIVIDED BY 2,919,965 shares
   outstanding)..................................................................................  $    16.71
                                                                                                   ----------
                                                                                                   ----------
Advisor Class:
  Net asset value, offering price per share, and redemption price per share ($9,276,241 DIVIDED
   BY 535,745 shares outstanding)................................................................  $    17.31
                                                                                                   ----------
                                                                                                   ----------
Net assets consist of:
  Paid in capital (Note 4).......................................................................  $78,345,098
  Undistributed net investment income............................................................      88,991
  Accumulated net realized loss on investments and foreign currency transactions.................  (1,245,109)
  Net unrealized depreciation on translation of assets and liabilities in foreign currencies.....    (286,093)
  Net unrealized appreciation of investments.....................................................   9,592,097
                                                                                                   ----------
Total -- representing net assets applicable to capital shares outstanding........................  $86,494,984
                                                                                                   ----------
                                                                                                   ----------

--------------
   * On sales of $50,000 or more, the offering price is reduced.
   + Redemption price per share is equal to the net asset value per share less any applicable contingent deferred sales charge.

    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1998

--------------------------------------------------------------------------------


Investment income: (Note 1)
  Dividend income (net of foreign withholding tax of $137,628).................................  $2,001,511
  Interest income..............................................................................    272,885
  Securities lending income....................................................................     74,782
                                                                                                 ---------
    Total investment income....................................................................  2,349,178
                                                                                                 ---------
Expenses:
  Investment management and administration fees (Note 2).......................................    976,095
  Service and distribution expenses: (Note 2)
    Class A........................................................................  $  167,776
    Class B........................................................................     565,170    732,946
                                                                                     ----------
  Transfer agent fees (Note 2).................................................................    232,225
  Professional fees............................................................................     73,585
  Registration and filing fees.................................................................     65,845
  Printing and postage expenses................................................................     44,885
  Custodian fees...............................................................................     31,835
  Fund accounting fees (Note 2)................................................................     27,027
  Trustees' fees and expenses (Note 2).........................................................     17,060
  Amortization of organization costs (Note 1)..................................................     12,621
  Other expenses...............................................................................      9,777
                                                                                                 ---------
    Total expenses before reductions...........................................................  2,223,901
                                                                                                 ---------
      Expense reductions (Note 5)..............................................................    (15,228)
                                                                                                 ---------
    Total net expenses.........................................................................  2,208,673
                                                                                                 ---------
Net investment income..........................................................................    140,505
                                                                                                 ---------
Net realized and unrealized gain (loss) on investments and foreign currencies:
  (Note 1)
  Net realized loss on investments.................................................  (1,401,803)
  Net realized gain on foreign currency transactions...............................     698,914
                                                                                     ----------
    Net realized loss during the year..........................................................   (702,889)
  Net change in unrealized depreciation on translation of assets and liabilities in
   foreign currencies..............................................................    (351,998)
  Net change in unrealized appreciation of investments.............................   1,750,599
                                                                                     ----------
    Net unrealized appreciation during the year................................................  1,398,601
                                                                                                 ---------
Net realized and unrealized gain on investments and foreign currencies.........................    695,712
                                                                                                 ---------
Net increase in net assets resulting from operations...........................................  $ 836,217
                                                                                                 ---------
                                                                                                 ---------


    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------



                                                                                 YEAR ENDED   YEAR ENDED
                                                                                 OCTOBER 31,  OCTOBER 31,
                                                                                    1998         1997
                                                                                 -----------  -----------

Increase in net assets
Operations:
  Net investment income (loss).................................................  $   140,505  $   (31,012)
  Net realized gain (loss) on investments and foreign currency transactions....     (702,889)   2,628,562
  Net change in unrealized appreciation (depreciation) on translation of assets and liabilities in
   foreign currencies..........................................................     (351,998)      58,275
  Net change in unrealized appreciation of investments.........................    1,750,599    6,449,986
                                                                                 -----------  -----------
    Net increase in net assets resulting from operations.......................      836,217    9,105,811
                                                                                 -----------  -----------
Class A:
Distributions to shareholders: (Note 1)
  From net investment income...................................................      (11,044)          --
  From net realized gain on investments........................................   (1,099,618)    (580,522)
Class B:
Distributions to shareholders: (Note 1)
  From net investment income...................................................      (16,883)          --
  From net realized gain on investments........................................   (1,681,050)    (823,692)
Advisor Class:
Distributions to shareholders: (Note 1)
  From net investment income...................................................       (2,239)          --
  From net realized gain on investments........................................     (222,890)      (5,018)
                                                                                 -----------  -----------
    Total distributions........................................................   (3,033,724)  (1,409,232)
                                                                                 -----------  -----------
Capital share transactions: (Note 4)
  Increase from capital shares sold and reinvested.............................  118,551,242  130,520,030
  Decrease from capital shares repurchased.....................................  (110,820,385) (74,514,633)
                                                                                 -----------  -----------
    Net increase from capital share transactions...............................    7,730,857   56,005,397
                                                                                 -----------  -----------
Total increase in net assets...................................................    5,533,350   63,701,976
Net assets:
  Beginning of year............................................................   80,961,634   17,259,658
                                                                                 -----------  -----------
  End of year *................................................................  $86,494,984  $80,961,634
                                                                                 -----------  -----------
                                                                                 -----------  -----------
 * Includes undistributed net investment income of.............................  $    88,991  $        --
                                                                                 -----------  -----------
                                                                                 -----------  -----------


    The accompanying notes are an integral part of the financial statements.

                              FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.



                                                                        CLASS A
                                          --------------------------------------------------------------------
                                                                                               MAY 31, 1994
                                                       YEAR ENDED OCTOBER 31,                (COMMENCEMENT OF
                                          ------------------------------------------------    OPERATIONS) TO
                                           1998 (D)    1997 (D)    1996 (D)     1995 (D)     OCTOBER 31, 1994
                                          ----------  ----------  -----------  -----------  ------------------

Per Share Operating Performance:
Net asset value, beginning of period....  $   17.22   $   14.20    $   11.92    $   11.62       $   11.43
                                          ----------  ----------  -----------  -----------       --------
Income from investment operations:
  Net investment income (loss)..........       0.07        0.04         0.05*        0.17* *          0.02* * *
  Net realized and unrealized gain on
   investments..........................       0.37        3.97         2.36         0.13            0.17
                                          ----------  ----------  -----------  -----------       --------
    Net increase from investment
     operations.........................       0.44        4.01         2.41         0.30            0.19
                                          ----------  ----------  -----------  -----------       --------
Distributions to shareholders:
  From net investment income............      (0.01)         --        (0.12)          --              --
  From net realized gain on
   investments..........................      (0.60)      (0.99)       (0.01)          --              --
                                          ----------  ----------  -----------  -----------       --------
    Total distributions.................      (0.61)      (0.99)       (0.13)          --              --
                                          ----------  ----------  -----------  -----------       --------
Net asset value, end of period..........  $   17.05   $   17.22    $   14.20    $   11.92       $   11.62
                                          ----------  ----------  -----------  -----------       --------
                                          ----------  ----------  -----------  -----------       --------

Total investment return (c).............       2.53%      29.91%       20.21%        2.58%           1.66 % (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $  28,433   $  29,639    $   7,302    $   5,687       $   3,175
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........       0.37%       0.23%        0.41%        1.46%           0.66 % (a)
  Without expense reductions and/or
   reimbursement........................       0.35%       0.16%       (0.66)%      (5.34)%         (7.26)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........       1.97%       2.29%        2.32%        2.34%           2.40 % (a)
  Without expense reductions and/or
   reimbursement........................       1.99%       2.36%        3.39%        9.14%          10.32 % (a)
Portfolio turnover rate++...............        111%         91%         103%         170%             53 % (a)


----------------

  (a)  Annualized
  (b)  Not annualized
  (c)  Total investment return does not include sales charges.
  (d) These selected per share data were calculated based upon average shares outstanding during the period.
    * Before reimbursement the net investment income per share would have been reduced by $0.13 for each of the three classes.
  * * Before reimbursement the net investment income per share would have been reduced by $0.59, $0.59, $0.30 for Class A, Class B, and Advisor Class, respectively.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.23 for Class A and Class B.
    + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.


                                                                        CLASS B
                                          --------------------------------------------------------------------
                                                                                               MAY 31, 1994
                                                       YEAR ENDED OCTOBER 31,                (COMMENCEMENT OF
                                          ------------------------------------------------    OPERATIONS) TO
                                           1998 (D)    1997 (D)    1996 (D)     1995 (D)     OCTOBER 31, 1994
                                          ----------  ----------  -----------  -----------  ------------------

Per Share Operating Performance:
Net asset value, beginning of period....  $   16.97   $   14.06    $   11.83    $   11.60       $   11.43
                                          ----------  ----------  -----------  -----------       --------
Income from investment operations:
  Net investment income (loss)..........      (0.02)      (0.04)       (0.01) *       0.11* *          0.00* * *
  Net realized and unrealized gain on
   investments..........................       0.37        3.94         2.34         0.12            0.17
                                          ----------  ----------  -----------  -----------       --------
    Net increase from investment
     operations.........................       0.35        3.90         2.33         0.23            0.17
                                          ----------  ----------  -----------  -----------       --------
Distributions to shareholders:
  From net investment income............      (0.01)         --        (0.09)          --              --
  From net realized gain on
   investments..........................      (0.60)      (0.99)       (0.01)          --              --
                                          ----------  ----------  -----------  -----------       --------
    Total distributions.................      (0.61)      (0.99)       (0.10)          --              --
                                          ----------  ----------  -----------  -----------       --------
Net asset value, end of period..........  $   16.71   $   16.97    $   14.06    $   11.83       $   11.60
                                          ----------  ----------  -----------  -----------       --------
                                          ----------  ----------  -----------  -----------       --------

Total investment return (c).............       2.08%      29.13%       19.81%        1.98%           1.49 % (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $  48,785   $  47,585    $   9,886    $   4,548       $   2,235
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........      (0.13)%     (0.27)%      (0.09)%       0.96%           0.16 % (a)
  Without expense reductions and/or
   reimbursement........................      (0.15)%     (0.34)%      (1.16)%      (5.84)%         (7.76)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........       2.47%       2.79%        2.82%        2.84%           2.90 % (a)
  Without expense reductions and/or
   reimbursement........................       2.49%       2.86%        3.89%        9.64%          10.82 % (a)
Portfolio turnover rate++...............        111%         91%         103%         170%             53 % (a)


----------------
  (a)  Annualized
  (b)  Not annualized
  (c)  Total investment return does not include sales charges.
  (d) These selected per share data were calculated based upon average shares outstanding during the period.
    * Before reimbursement the net investment income per share would have been reduced by $0.13 for each of the three classes.
  * * Before reimbursement the net investment income per share would have been reduced by $0.59, $0.59, $0.30 for Class A, Class B, and Advisor Class, respectively.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.23 for Class A and Class B.
    + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.


                                                              ADVISOR CLASS+
                                          ------------------------------------------------------
                                                                                  JUNE 1, 1995
                                                 YEAR ENDED OCTOBER 31,                TO
                                          -------------------------------------    OCTOBER 31,
                                           1998 (D)     1997 (D)     1996 (D)       1995 (D)
                                          -----------  -----------  -----------  ---------------

Per Share Operating Performance:
Net asset value, beginning of period....   $   17.40    $   14.26    $   11.95      $   11.09
                                          -----------  -----------  -----------  ---------------
Income from investment operations:
  Net investment income (loss)..........        0.17         0.12         0.12*          0.09* *
  Net realized and unrealized gain on
   investments..........................        0.35         4.01         2.36           0.77
                                          -----------  -----------  -----------  ---------------
    Net increase from investment
     operations.........................        0.52         4.13         2.48           0.86
                                          -----------  -----------  -----------  ---------------
Distributions to shareholders:
  From net investment income............       (0.01)          --        (0.16)            --
  From net realized gain on
   investments..........................       (0.60)       (0.99)       (0.01)            --
                                          -----------  -----------  -----------  ---------------
    Total distributions.................       (0.61)       (0.99)       (0.17)            --
                                          -----------  -----------  -----------  ---------------
Net asset value, end of period..........   $   17.31    $   17.40    $   14.26      $   11.95
                                          -----------  -----------  -----------  ---------------
                                          -----------  -----------  -----------  ---------------

Total investment return (c).............        3.03%       30.52%       20.87%          7.75% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $   9,276    $   3,738    $      72      $      31
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........        0.87%        0.73%        0.91%          1.96% (a)
  Without expense reductions and/or
   reimbursement........................        0.85%        0.66%       (0.16)%        (4.84)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........        1.47%        1.79%        1.82%          1.84% (a)
  Without expense reductions and/or
   reimbursement........................        1.49%        1.86%        2.89%          8.64% (a)
Portfolio turnover rate++...............         111%          91%         103%           170%


----------------
  (a)  Annualized
  (b)  Not annualized
  (c)  Total investment return does not include sales charges.
  (d) These selected per share data were calculated based upon average shares outstanding during the period.
    * Before reimbursement the net investment income per share would have been reduced by $0.13 for each of the three classes.
  * * Before reimbursement the net investment income per share would have been reduced by $0.59, $0.59, $0.30 for Class A, Class B, and Advisor Class, respectively.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.23 for Class A and Class B.
    + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1998

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (SEE ALSO NOTE 2)
AIM Global Financial Services Fund (the "Fund"), formerly GT Global Financial Services Fund, is a separate series of AIM Investment Funds (the "Trust"), formerly G.T. Investment Funds, Inc. The Trust is organized as a Delaware business trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company. The Trust has thirteen series of shares in operation, each series corresponding to a distinct portfolio of investments.

The Fund invests substantially all of its investable assets in Global Financial Services Portfolio, (the "Portfolio"). The Portfolio is organized as a subtrust of Global Investment Portfolio, a Delaware business trust and is registered under the 1940 Act as an open-end management investment company.

The Portfolio has investment objectives, policies, and limitations substantially identical to those of its corresponding Fund. Therefore, the financial statements of the Fund and Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and Portfolio. Through October 31, 1998, all of the shares of beneficial interest of the Portfolio were owned by either the Fund or A I M Advisors, Inc. (the "Manager"), which has a nominal ($100) investment in the Portfolio.

The Fund offers Class A, Class B, and Advisor Class shares, each of which has equal rights as to assets and voting privileges except that Class A and Class B each has exclusive voting rights with respect to its distribution plan. Investment income, realized and unrealized capital gains and losses, and the common expenses of the Fund are allocated on a pro rata basis to each class based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its respective service and distribution expenses, and may differ in its transfer agent, registration, and certain other class-specific fees and expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Fund calculates the net asset value of and completes orders to purchase, exchange or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by the Manager to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trust's Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATION
The accounting records of the Fund and Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

                                       17A

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities". The Portfolio could be exposed to risk if a counter party is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price, or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H) PORTFOLIO SECURITIES LOANED
At October 31, 1998, stocks with an aggregate value of $6,839,546 were on loan to brokers. The loans were secured by cash collateral of $6,903,878 received by the Portfolio. For the year ended October 31, 1998, the Fund received fees of $74,782.

                                       18A

For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

(I) TAXES
It is the intended policy of the Fund to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, unrealized appreciation of securities held, or excise tax on income and capital gains. The Fund currently has a capital loss carryforward of $159,536 which expires in 2006.

(J) DISTRIBUTIONS TO SHAREHOLDERS
Distributions to shareholders are recorded by the Fund on the ex-date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(K) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Fund in connection with its organization, its initial registration with the Securities and Exchange Commission and with various states and the initial public offering of its shares aggregated $63,100. These expenses are being amortized on a straightline basis over a five-year period.

(L) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio's policy of concentrating its investments in companies in the financial services industry subject the Portfolio to greater risk than a fund that is more diversified.

(M) INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(N) RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. At the end of the year, restricted securities, if any, (excluding 144A issues), are shown at the end of the Fund's Portfolio of Investments.

(O) LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by the Manager, has a line of credit with each of BankBoston and State Street Bank and Trust Company. The arrangements with the banks allow the Fund and certain other Funds to borrow, on a first come, first serve basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On October 31, 1998, the Fund had no loans outstanding.

For the year ended October 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $1,290,000, with a weighted average interest rate of 6.18%. Interest expense for the year ended October 31, 1998 was $2,214 and is included in "Other Expenses" on the Statement of Operations.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager"), an indirect wholly-owned subsidiary of AMVESCAP PLC, is the Fund's and Portfolio's investment manager and administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT") consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. A I M Distributors, Inc. ("AIM Distributors"), a wholly-owned subsidiary of the Manager, became the Fund's distributor as of the close of business on May 29, 1998. The Trust was reorganized from a Maryland corporation into a Delaware business trust, and the Portfolio was reorganized from a New York common law trust into a Delaware business trust on September 8, 1998. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ("AFS"), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ("GT Services") as the transfer agent of the Fund.

The Fund pays the Manager administration fees at the annualized rate of 0.25% of such Fund's average daily net assets. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

AIM Distributors, an affiliate of the Manager, serves as the Fund's distributor. For the period ended May 29, 1998, GT Global, Inc.

                                       19A

("GT Global") served as the Fund's distributor. The Fund offers Class A, Class B, and Advisor Class shares for purchase.

Class A shares are subject to initial sales charges imposed at the time of purchase, in accordance with the schedule included in the Fund's current prospectus. AIM Distributors collects the sales charges imposed on sales of Class A shares, and reallows a portion of such charges to dealers through which the sales are made. For the year ended October 31, 1998, AIM Distributors and GT Global retained sales charges of $5,454 and $9,448, respectively. Purchases of Class A shares exceeding $1,000,000 may be subject to a contingent deferred sales charge ("CDSC") upon redemption, in accordance with the Fund's current prospectus. AIM Distributors and GT Global collected CDSCs for the year ended October 31, 1998 of $3,131 and $0, respectively. AIM Distributors also makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class A shares.

Class B shares are not subject to initial sales charges. When Class B shares are sold, AIM Distributors, from its own resources, pays commissions to dealers through which the sales are made. Certain redemptions of Class B shares made within six years of purchase are subject to CDSCs, in accordance with the Fund's current prospectus. For the year ended October 31, 1998, AIM Distributors and GT Global collected CDSCs in the amount of $67,472 and $120,815, respectively. In addition, AIM Distributors makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class B shares.

For the period ended May 29, 1998, pursuant to the then effective separate distribution plans adopted under the 1940 Act Rule 12b-1 by the Trust's Board of Trustees with respect to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), the Fund reimbursed GT Global for a portion of its shareholder servicing and distribution expenses. Under the Class A Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class A shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.50% of the average daily net assets of the Fund's Class A shares, less any amounts paid by the Fund as the aforementioned service fee, for GT Global's expenditures incurred in providing services as distributor. All expenses for which GT Global was reimbursed under the Class A Plan would have been incurred within one year of such reimbursement.

For the period ended May 29, 1998, pursuant to the Class B Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.75% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in providing services as distributor. Expenses incurred under the Class B Plan in excess of 1.00% annually were permitted to be carried forward for reimbursement in subsequent years as long as that Plan continued in effect.

Effective as of the close of business May 29, 1998, pursuant to Rule 12b-1 under the 1940 Act, the Trust's Board of Trustees adopted a Master Distribution Plan applicable to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), pursuant to which the Fund compensates AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A or Class B shares of the Fund. Under the Class A Plan, the Fund compensates AIM Distributors at the annualized rate of 0.50% of the average daily net assets of the Fund's Class A shares. Under the Class B Plan, the Fund compensates AIM Distributors at an annualized rate of 1.00% of the average daily net assets of the Fund's Class B shares.

The Class A Plan and the Class B Plan (together, the "Plans") are designed to compensate AIM Distributors for certain promotional and other sales-related costs, and to implement a dealer incentive program that provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A and Class B shares of the Fund. Payments also can be directed by AIM Distributors to Financial Institutions who have entered into service agreements with respect to Class A and Class B shares of the Fund and who provide continuing personal services to their customers who own Class A and Class B shares of the Fund. The service fees payable to selected Financial Institutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such Institution's customers' accounts that were purchased on or after a prescribed date set forth in the Plans.

The Manager and AIM Distributors voluntarily have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expense) to the maximum annual rate of 2.00%, 2.50%, and 1.50% of the average daily net assets of the Fund's Class A, Class B, and Advisor Class shares, respectively. If necessary, this limitation will be effected by waivers by the Manager of investment management and administration fees, waivers by AIM Distributors of payments under the Class A Plan and/or Class B Plan and/or reimbursements by the Manager or AIM Distributors of portions of the Fund's other operating expenses.

Effective as of the close of business September 4, 1998, the Fund, pursuant to a transfer agency and service agreement, has agreed to pay A I M Fund Services, Inc. ("AFS") an annualized fee of $24.85 per shareholder accounts that are open during any monthly period (this fee includes all out-of-pocket expenses), and an annualized fee of $0.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by AFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

For the period November 1, 1997 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per exchange fee of $2.25. GT Services also was reimbursed by the Fund for its out-of-pocket expenses for such items as postage, forms, telephone charges, stationery and office supplies.

                                       20A

The Manager is the pricing and accounting agent for the Fund and Portfolio. The monthly fee for these services paid to the Manager is a percentage, not to exceed 0.03% annually, of a Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% of the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.
The Trust pays each Trustee who is not an employee, officer or director of the Manager, or any other affiliated company, $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $110,772,267 and $103,481,033, respectively. For the year ended October 31, 1998, there were no purchases and sales of U.S. government obligations.

4. CAPITAL SHARES
At October 31, 1998, there were 6,000,000,000 shares of the Trust's common stock authorized, at $0.0001 par value. Of this amount, 400,000,000 were classified as shares of the AIM Global Telecommunications Fund; 400,000,000 were classified as shares of AIM Global Government Income Fund; 200,000,000 were classified as shares of AIM Global Health Care Fund; 200,000,000 were classified as shares of AIM Strategic Income Fund; 200,000,000 were classified as shares of AIM Developing Markets Fund; 200,000,000 were classified as shares of GT Global Currency Fund (inactive); 200,000,000 were classified as shares of AIM Global Growth & Income Fund; 200,000,000 were classified as shares of GT Global Small Companies Fund (inactive); 200,000,000 were classified as shares of AIM Latin American Growth Fund; 200,000,000 were classified as shares of AIM Emerging Markets Fund; 200,000,000 were classified as shares of AIM Emerging Markets Debt Fund; 200,000,000 were classified as shares of AIM Global Financial Services Fund; 200,000,000 were classified as shares of AIM Global Resources Fund; 200,000,000 were classified as shares of AIM Global Infrastructure Fund; 200,000,000 were classified as shares of AIM Global Consumer Products and Services Fund. The shares of each of the foregoing series of the Trust's were divided equally into two classes, designated Class A and Class B common stock. With respect to the issuance of Advisor Class shares, 100,000,000 shares were classified as shares of each of the fifteen series of the Trust's and designated as Advisor Class common stock. 1,100,000,000 shares remain unclassified. Transactions in capital shares of the Fund were as follows:

                           CAPITAL SHARE TRANSACTIONS



                                                  YEAR ENDED                  YEAR ENDED
                                               OCTOBER 31, 1998            OCTOBER 31, 1997
                                          --------------------------  --------------------------
CLASS A                                     SHARES        AMOUNT        SHARES        AMOUNT
----------------------------------------  -----------  -------------  -----------  -------------
Shares sold.............................    3,687,543  $  67,971,118    3,783,353  $  60,418,186

Shares issued in connection with
  reinvestment of distributions.........       54,738        960,105       35,121        488,531
                                          -----------  -------------  -----------  -------------
                                            3,742,281     68,931,223    3,818,474     60,906,717
Shares repurchased......................   (3,795,511)   (69,778,399)  (2,611,893)   (41,931,634)
                                          -----------  -------------  -----------  -------------
Net increase (decrease).................      (53,230) $    (847,176)   1,206,581  $  18,975,083
                                          -----------  -------------  -----------  -------------
                                          -----------  -------------  -----------  -------------


                                       21

CLASS B
----------------------------------------

Shares sold.............................    2,101,129  $  37,907,965    4,102,099  $  64,968,183
Shares issued in connection with
  reinvestment of distributions.........       76,614      1,322,362       44,922        618,563
                                          -----------  -------------  -----------  -------------
                                            2,177,743     39,230,327    4,147,021     65,586,746
Shares repurchased......................   (2,061,758)   (36,498,531)  (2,045,933)   (32,384,709)
                                          -----------  -------------  -----------  -------------
Net increase............................      115,985  $   2,731,796    2,101,088  $  33,202,037
                                          -----------  -------------  -----------  -------------
                                          -----------  -------------  -----------  -------------




ADVISOR CLASS
----------------------------------------

Shares sold.............................      563,080  $  10,164,684      220,956  $   4,021,549
Shares issued in connection with
  reinvestment of distributions.........       12,691        225,008          359          5,018
                                          -----------  -------------  -----------  -------------
                                              575,771     10,389,692      221,315      4,026,567
Shares repurchased......................     (254,804)    (4,543,455)     (11,568)      (198,290)
                                          -----------  -------------  -----------  -------------
Net increase............................      320,967  $   5,846,237      209,747  $   3,828,277
                                          -----------  -------------  -----------  -------------
                                          -----------  -------------  -----------  -------------


                                       21A

5. EXPENSE REDUCTIONS
The Manager has directed certain portfolio trades to brokers who then paid a portion of the Portfolio's expenses. For the year ended October 31, 1998, the Portfolio's expenses were reduced by $15,228 under these arrangements.
6. PROXY RESULTS (UNAUDITED)
The Special Meeting of Shareholders of the G.T. Investment Funds, Inc., now known as AIM Investment Funds (the "Trust"), was held on May 20, 1998 at the Trust's offices, 50 California Street, 26th Floor, San Francisco, California. The meeting was held for the following purposes:
(1) To elect Trustees as follows: C. Derek Anderson, Frank S. Bayley, William J. Guilfoyle, Arthur C. Patterson, Ruth H. Quigley.
(2) To approve a new Investment Management and Administration Contract and Sub-Advisory and Sub-Administration Contract with respect to each series of the Trust (each, a "Fund," and collectively, the "Funds").
(3) To approve replacement Rule 12b-1 plans of distribution with respect to Class A and B Shares of the Fund.
(4) To approve changes to the fundamental investment restrictions of the Fund.
(5) To approve an agreement and plan of conversion and termination for the Trust.
(6) To approve the conversion of the portfolios in which certain Funds invest to Delaware business trusts.
(7) To ratify the selection of Coopers & Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's independent public accountants. The results of the proxy solicitation on the above matters were as follows:


                                                                                       VOTES        WITHHELD/
      TRUSTEE/MATTER                                                  VOTES FOR       AGAINST      ABSTENTIONS
      ------------------------------------------------------------  --------------  ------------  -------------

(1)   C. Derek Anderson...........................................     191,685,088           N/A     13,123,292
      Frank S. Bayley.............................................     191,766,811           N/A     13,041,568
      William J. Guilfoyle........................................     191,828,959           N/A     12,979,420
      Arthur C. Patterson.........................................     191,845,270           N/A     12,963,109
      Ruth H. Quigley.............................................     191,869,887           N/A     12,938,492
(2)(a) Approval of investment management and administration
       contract...................................................       2,367,476        83,815        803,685*
(2)(b) Approval of sub-advisory and sub-administration contract....      2,340,636       101,116        813,224*
(3)   Approval of replacement Rule 12b-1 plans of distribution
      CLASS A SHARES..............................................         882,319        45,827         76,485
      CLASS B SHARES..............................................       1,564,175        34,241        127,535
(4)(a) Modification of Fundamental Restriction on Portfolio
       Diversification............................................       2,325,974       100,433        828,568*
(4)(b) Modification of Fundamental Restriction on Issuing Senior
       Securities and Borrowing Money.............................       2,325,387       101,020        828,568*
(4)(c) Modification of Fundamental Restriction on Making Loans.....      2,325,974       100,433        828,568*
(4)(d) Modification of Fundamental Restriction on Underwriting
       Securities.................................................       2,325,974       100,433        828,568*
(4)(e) Modification of Fundamental Restriction on Real Estate
       Investments................................................       2,325,871       100,536        828,568*
(4)(f) Modification of Fundamental Restriction on Investing in
       Commodities................................................       2,325,336       101,071        828,568*
(4)(g) Elimination of Fundamental Restriction on Margin
       Transactions...............................................       2,322,619       103,788        828,568*
(4)(h) Elimination of Fundamental Restriction on Pledging Assets...      2,322,032       104,375        828,568*
(4)(i) Elimination of Fundamental Restriction on Investments in
       Oil, Gas and Mineral Leases and Programs...................       2,322,135       104,272        828,568*
(5)   Approval of an agreement and plan of conversion and
       termination with respect to the Trust......................     190,027,469     6,362,084     94,055,040*
(6)   Approval of the conversion of the portfolios in which
       certain Funds invest.......................................       2,345,919        78,750        830,306*
(7)   Ratification of the selection of Coopers and Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's
       independent public accountants.............................     191,358,779     2,114,168     11,333,063

------------------------
   * Includes Broker Non-Votes
 ------------------------
FEDERAL TAX INFORMATION (UNAUDITED):
Pursuant to Section 852 of the Internal Revenue Code, the Fund designates $1,025,171 as capital gain dividends for the fiscal year ended October 31, 1998. Pursuant to Section 854 of the Internal Revenue Code, the Fund designates 100% of ordinary income dividends paid (including short- term capital gain distributions, if any) by the Fund as income qualifying for the dividends received deduction for corporations for the fiscal year ended October 31, 1998.

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

To the Shareholders of AIM Global Infrastructure Fund (formerly GT Global Infrastructure Fund) and Board of Trustees of AIM Investment Funds (formerly G.T. Investment Funds, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Infrastructure
Fund - Consolidated at October 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
DECEMBER 18, 1998

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1998

--------------------------------------------------------------------------------



                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Energy (35.3%)
  AES Corp.-/- ...............................................   US             48,264   $ 1,975,808         3.1
    ELECTRICAL & GAS UTILITIES
  Enron Corp. ................................................   US             35,001     1,846,303         2.9
    GAS PRODUCTION & DISTRIBUTION
  Houston Industries, Inc. ...................................   US             59,000     1,832,688         2.9
    ELECTRICAL & GAS UTILITIES
  Dominion Resources, Inc. ...................................   US             38,000     1,755,125         2.8
    ELECTRICAL & GAS UTILITIES
  Endesa S.A. - ADR{\/} ......................................   SPN            68,400     1,739,925         2.8
    ELECTRICAL & GAS UTILITIES
  Pinnacle West Capital Corp. ................................   US             32,000     1,402,000         2.2
    ELECTRICAL & GAS UTILITIES
  National Grid Group PLC ....................................   UK            200,000     1,368,580         2.2
    ELECTRICAL & GAS UTILITIES
  Edison S.p.A. ..............................................   ITLY          150,000     1,325,549         2.1
    ELECTRICAL & GAS UTILITIES
  BG PLC .....................................................   UK            200,000     1,310,022         2.1
    ELECTRICAL & GAS UTILITIES
  Union Electrica Fenosa S.A.-/- .............................   SPN            60,000       973,652         1.5
    ELECTRICAL & GAS UTILITIES
  Texas Utilities Co. ........................................   US             20,000       875,000         1.4
    ELECTRICAL & GAS UTILITIES
  EVN Energie-Versorgung Niederoesterreich AG ................   ASTRI           5,600       798,420         1.3
    ELECTRICAL & GAS UTILITIES
  Montana Power Co. ..........................................   US             18,000       779,625         1.2
    ELECTRICAL & GAS UTILITIES
  Interstate Energy Corp. ....................................   US             23,740       734,456         1.2
    ELECTRICAL & GAS UTILITIES
  GPU, Inc. ..................................................   US             16,000       690,000         1.1
    ELECTRICAL & GAS UTILITIES
  Public Service Enterprise Group, Inc. ......................   US             17,000       646,000         1.0
    ELECTRICAL & GAS UTILITIES
  EDP-Electricidade de Portugal S.A. .........................   PORT           25,400       638,739         1.0
    ELECTRICAL & GAS UTILITIES
  USEC, Inc.-/- ..............................................   US             39,600       579,150         0.9
    ENERGY SOURCES
  Viag AG ....................................................   GER               800       543,774         0.9
    ELECTRICAL & GAS UTILITIES
  El Paso Energy Corp. .......................................   US             12,400       439,425         0.7
    GAS PRODUCTION & DISTRIBUTION
  Hub Power Co. ..............................................   PAK               400            79          --
    ELECTRICAL & GAS UTILITIES
                                                                                         -----------
                                                                                          22,254,320
                                                                                         -----------
Services (29.5%)
  Vivendi ....................................................   FR             11,982     2,737,841         4.4
    CONSUMER SERVICES
  Mannesmann AG ..............................................   GER            19,000     1,871,186         3.0
    WIRELESS COMMUNICATIONS


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Services (Continued)
  Telecom Italia SpA - Di Risp ...............................   ITLY          300,000   $ 1,519,597         2.4
    TELEPHONE NETWORKS
  SBC Communications .........................................   US             29,000     1,343,063         2.1
    TELEPHONE - REGIONAL/LOCAL
  Portugal Telecom S.A. - ADR{\/} ............................   PORT           28,000     1,323,000         2.1
    TELEPHONE NETWORKS
  Bell Atlantic Corp. ........................................   US             22,000     1,168,750         1.9
    TELEPHONE - REGIONAL/LOCAL
  MCI WorldCom, Inc.-/- ......................................   US             20,000     1,105,000         1.8
    TELEPHONE NETWORKS
  Comair Holdings, Inc. ......................................   US             32,300     1,061,863         1.7
    TRANSPORTATION - AIRLINES
  Swisscom AG-/- .............................................   SWTZ            2,671       905,056         1.4
    TELEPHONE NETWORKS
  Tele-Communications, Inc. "A"-/- ...........................   US             20,000       842,500         1.3
    CABLE TELEVISION
  Equant N.V.-/- {\/} ........................................   NETH           18,880       826,000         1.3
    TELEPHONE NETWORKS
  Brisa-Auto Estradas de Portugal S.A. .......................   PORT           16,000       744,230         1.2
    TRANSPORTATION - ROAD & RAIL
  Canadian National Railway Co. ..............................   CAN            12,800       639,378         1.0
    TRANSPORTATION - ROAD & RAIL
  Aeroporti di Roma SpA ......................................   ITLY           96,000       600,615         1.0
    TRANSPORTATION - AIRLINES
  Deutsche Lufthansa AG ......................................   GER            20,000       435,019         0.7
    TRANSPORTATION - AIRLINES
  AirTouch Communications, Inc.-/- ...........................   US              7,100       397,600         0.6
    WIRELESS COMMUNICATIONS
  AMR Corp.-/- ...............................................   US              5,700       381,900         0.6
    TRANSPORTATION - AIRLINES
  Stagecoach Holdings PLC ....................................   UK             96,000       372,628         0.6
    TRANSPORTATION - ROAD & RAIL
  RailWorks Corp.-/- .........................................   US             23,700       157,013         0.2
    TRANSPORTATION - ROAD & RAIL
  China Telecom (Hong Kong) Ltd.-/- ..........................   HK             80,000       150,300         0.2
    WIRELESS COMMUNICATIONS
  Hellenic Telecommunication Organization S.A. (OTE) .........   GREC               11           250          --
    TELEPHONE NETWORKS
                                                                                         -----------
                                                                                          18,582,789
                                                                                         -----------
Capital Goods (11.2%)
  Kaufman and Broad Home Corp. ...............................   US             42,000     1,199,625         1.9
    CONSTRUCTION
  Gulfstream Aerospace Corp.-/- ..............................   US             25,000     1,106,250         1.8
    AEROSPACE/DEFENSE
  General Electric Co. PLC ...................................   UK            122,500       978,647         1.6
    AEROSPACE/DEFENSE
  Nokia Oyj "A" - ADR{\/} ....................................   FIN            10,000       930,625         1.5
    TELECOM EQUIPMENT


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Capital Goods (Continued)
  United Technologies Corp. ..................................   US              7,000   $   666,750         1.1
    AEROSPACE/DEFENSE
  Tellabs, Inc.-/- ...........................................   US             12,000       660,000         1.0
    TELECOM EQUIPMENT
  MAN AG .....................................................   GER             1,500       489,396         0.8
    MACHINERY & ENGINEERING
  British Aerospace PLC ......................................   UK             65,000       483,395         0.8
    AEROSPACE/DEFENSE
  Boeing Co. .................................................   US              9,700       363,750         0.6
    AEROSPACE/DEFENSE
  L-3 Communications Holdings, Inc.-/- .......................   US              1,300        55,900         0.1
    AEROSPACE/DEFENSE
                                                                                         -----------
                                                                                           6,934,338
                                                                                         -----------
Materials/Basic Industry (9.1%)
  Lafarge S.A. ...............................................   FR             20,000     2,045,483         3.3
    BUILDING MATERIALS & COMPONENTS
  Martin Marietta Materials, Inc. ............................   US             25,000     1,226,563         1.9
    MISC. MATERIALS & COMMODITIES
  La Cementos Nacional, C.A. - 144A GDR{.} {\/} ..............   ECDR            5,975       687,125         1.1
    CEMENT
  Hanson PLC - ADR{\/} .......................................   UK             16,000       565,000         0.9
    BUILDING MATERIALS & COMPONENTS
  CRH PLC ....................................................   UK             38,000       553,756         0.9
    BUILDING MATERIALS & COMPONENTS
  Suez Cement Co. - Reg S GDR{c} {\/} ........................   EGPT           22,000       324,500         0.5
    CEMENT
  Centex Corp. ...............................................   US              9,400       314,900         0.5
    BUILDING MATERIALS & COMPONENTS
                                                                                         -----------
                                                                                           5,717,327
                                                                                         -----------
Technology (2.8%)
  Cisco Systems, Inc.-/- .....................................   US             17,250     1,086,750         1.7
    NETWORKING
  Tekelec-/- .................................................   US             40,000       717,500         1.1
    TELECOM TECHNOLOGY
                                                                                         -----------
                                                                                           1,804,250
                                                                                         -----------       -----

TOTAL EQUITY INVESTMENTS (cost $44,438,182) ..................                            55,293,024        87.9
                                                                                         -----------       -----


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                            VALUE        % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
--------------------------------------------------------------                           -----------   -------------

  Dated October 30, 1998, with State Street Bank & Trust Co., due November 2, 1998, for an effective yield of 5.30%,
   collateralized by $5,070,000 U.S. Treasury Notes, 6.50% due
   5/15/05 (market value of collateral is $5,810,321,
   including accrued interest). (cost $5,694,000) ............                           $ 5,694,000         9.1
                                                                                         -----------       -----

TOTAL INVESTMENTS (cost $50,132,182) * .......................                            60,987,024        97.0
Other Assets and Liabilities .................................                             1,890,613         3.0
                                                                                         -----------       -----

NET ASSETS ...................................................                           $62,877,637       100.0
                                                                                         -----------       -----
                                                                                         -----------       -----


--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
        {c} Security issued under Regulation S. Rule 144A and additional restrictions may apply in the resale of such securities.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
          * For Federal income tax purposes, cost is $50,132,182 and appreciation (depreciation) is as follows:



                 Unrealized appreciation:         $  11,779,031
                 Unrealized depreciation:              (924,189)
                                                  -------------
                 Net unrealized appreciation:     $  10,854,842
                                                  -------------
                                                  -------------


             Abbreviations:
             ADR--American Depositary Receipt
             GDR--Global Depositary Receipt

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Fund's Portfolio of Investments at October 31, 1998, was concentrated in the following countries:



                                         PERCENTAGE OF NET ASSETS {D}
                                        ------------------------------
                                                  SHORT-TERM
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY      & OTHER      TOTAL
--------------------------------------  ------   -------------   -----

Austria (ASTRI/ATS) ..................    1.3                      1.3
Canada (CAN/CAD) .....................    1.0                      1.0
Ecuador (ECDR/ECS) ...................    1.1                      1.1
Egypt (EGPT/EGP) .....................    0.5                      0.5
Finland (FIN/FIM) ....................    1.5                      1.5
France (FR/FRF) ......................    7.7                      7.7
Germany (GER/DEM) ....................    5.4                      5.4
Hong Kong (HK/HKD) ...................    0.2                      0.2
Italy (ITLY/ITL) .....................    5.5                      5.5
Netherlands (NETH/NLG) ...............    1.3                      1.3
Portugal (PORT/PTE) ..................    4.3                      4.3
Spain (SPN/ESP) ......................    4.3                      4.3
Switzerland (SWTZ/CHF) ...............    1.4                      1.4
United Kingdom (UK/GBP) ..............    9.1                      9.1
United States (US/USD) ...............   43.3        12.1         55.4
                                        ------      -----        -----
Total  ...............................   87.9        12.1        100.0
                                        ------      -----        -----
                                        ------      -----        -----


--------------

{d}  Percentages indicated are based on net assets of $62,877,637.

    The accompanying notes are an integral part of the financial statements.

                                       11A

                                October 31, 1998

--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1998


                                                                                     UNREALIZED
                                           MARKET VALUE      CONTRACT    DELIVERY   APPRECIATION
CONTRACTS TO BUY:                         (U.S. DOLLARS)      PRICE        DATE    (DEPRECIATION)
----------------------------------------  --------------   ------------  --------  --------------

Deutsche Marks..........................       2,117,189        1.63655  11/27/98   $   (21,456)
Deutsche Marks..........................         604,912        1.67875  11/27/98         9,230
Deutsche Marks..........................         483,929        1.74405  11/27/98        25,227
French Francs...........................       2,525,704        5.47050   12/8/98       (33,477)
                                          --------------                           --------------
  Total Contracts to Buy (Payable amount
   $5,752,210)..........................       5,731,734                                (20,476)
                                          --------------                           --------------
THE VALUE OF CONTRACTS TO BUY AS
 PERCENTAGE OF NET ASSETS IS 9.12%.



CONTRACTS TO SELL:
----------------------------------------

Deutsche Marks..........................       3,206,030        1.78600  11/27/98      (238,505)
French Francs...........................       2,525,704        5.76105   12/8/98       (95,591)
                                          --------------                           --------------
  Total Contracts to Sell (Receivable
   amount $5,397,638)...................       5,731,734                               (334,096)
                                          --------------                           --------------
THE VALUE OF CONTRACTS TO SELL AS
 PERCENTAGE OF NET ASSETS IS 9.12%.
  Total Open Forward Foreign Currency
   Contracts, Net.......................                                            $  (354,572)
                                                                                   --------------
                                                                                   --------------


----------------
See Note 1 of Notes to the Financial Statements.

    The accompanying notes are an integral part of the financial statements.

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1998

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $50,132,182) (Note 1)............................  $60,987,024
  U.S. currency...................................................................  $     187
  Foreign currencies (cost $1,246,112)............................................  1,222,705   1,222,892
                                                                                    ---------
  Receivable for securities sold.............................................................   2,900,604
  Dividends and dividend withholding tax reclaims receivable.................................      71,072
  Unamortized organizational costs (Note 1)..................................................       5,980
  Receivable for Fund shares sold............................................................       3,337
  Interest and miscellaneous receivable......................................................       2,860
                                                                                               ----------
    Total assets.............................................................................  65,193,769
                                                                                               ----------
Liabilities:
  Payable for securities purchased...........................................................   1,353,704
  Payable for open forward foreign currency contracts, net (Note 1)..........................     354,572
  Payable for Fund shares repurchased........................................................     271,106
  Payable for service and distribution expenses (Note 2).....................................      91,358
  Payable for transfer agent fees (Note 2)...................................................      73,036
  Payable for printing and postage expenses..................................................      54,875
  Payable for professional fees..............................................................      42,068
  Payable for investment management and administration fees (Note 2).........................      25,654
  Payable for registration and filing fees...................................................      23,067
  Payable for custodian fees.................................................................      11,419
  Payable for Trustees' fees and expenses (Note 2)...........................................       3,587
  Payable for fund accounting fees (Note 2)..................................................       1,541
  Other accrued expenses.....................................................................      10,045
                                                                                               ----------
    Total liabilities........................................................................   2,316,032
  Minority interest (Notes 1 & 2)............................................................         100
                                                                                               ----------
Net assets...................................................................................  $62,877,637
                                                                                               ----------
                                                                                               ----------
Class A:
Net asset value and redemption price per share ($23,531,410 DIVIDED BY 1,659,002 shares
 outstanding)................................................................................  $    14.18
                                                                                               ----------
                                                                                               ----------
Maximum offering price per share (100/95.25 of $14.18) *.....................................  $    14.89
                                                                                               ----------
                                                                                               ----------
Class B:+
Net asset value and offering price per share ($32,349,296 DIVIDED BY 2,333,106 shares
 outstanding)................................................................................  $    13.87
                                                                                               ----------
                                                                                               ----------
Advisor Class:
Net asset value, offering price per share, and redemption price per share ($6,996,931 DIVIDED
 BY 483,874 shares outstanding)..............................................................  $    14.46
                                                                                               ----------
                                                                                               ----------
Net assets consist of:
  Paid in capital (Note 4)...................................................................  $47,321,830
  Undistributed net investment income........................................................     147,120
  Accumulated net realized gain on investments and foreign currency transactions.............   4,932,520
  Net unrealized depreciation on translation of assets and liabilities in foreign
   currencies................................................................................    (378,675)
  Net unrealized appreciation of investments.................................................  10,854,842
                                                                                               ----------
Total -- representing net assets applicable to capital shares outstanding....................  $62,877,637
                                                                                               ----------

--------------
   * On sales of $50,000 or more, the offering price is reduced.
   + Redemption price per share is equal to the net asset value per share less any applicable contingent deferred sales charge.


    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1998

--------------------------------------------------------------------------------


Investment income: (Note 1)
  Dividend income (net of foreign withholding tax of $181,399)...............................  $1,666,460
  Interest income............................................................................     396,324
  Securities lending income..................................................................      45,192
                                                                                               ----------
    Total investment income..................................................................   2,107,976
                                                                                               ----------
Expenses:
  Investment management and administration fees (Note 2).....................................     822,356
  Service and distribution expenses: (Note 2)
    Class A.......................................................................  $ 157,270
    Class B.......................................................................    451,823     609,093
                                                                                    ---------
  Transfer agent fees (Note 2)...............................................................     300,290
  Professional fees..........................................................................      93,695
  Printing and postage expenses..............................................................      73,214
  Registration and filing fees...............................................................      72,670
  Custodian fees.............................................................................      39,785
  Fund accounting fees (Note 2)..............................................................      22,640
  Trustees' fees and expenses (Note 2).......................................................      13,870
  Amortization of organization costs (Note 1)................................................      10,300
  Other expenses.............................................................................       6,446
                                                                                               ----------
    Total expenses before reductions.........................................................   2,064,359
                                                                                               ----------
      Expenses reimbursed by A I M Advisors, Inc. (Note 2)...................................    (193,053)
      Expense reductions (Note 5)............................................................      (7,816)
                                                                                               ----------
    Total net expenses.......................................................................   1,863,490
                                                                                               ----------
Net investment income........................................................................     244,486
                                                                                               ----------
Net realized and unrealized gain (loss) on investments and foreign currencies:
  (Note 1)
  Net realized gain on investments................................................  4,932,911
  Net realized loss on foreign currency transactions..............................    (76,810)
                                                                                    ---------
    Net realized gain during the year........................................................   4,856,101
  Net change in unrealized depreciation on translation of assets and liabilities
   in foreign currencies..........................................................   (333,974)
  Net change in unrealized appreciation of investments............................  (7,919,952)
                                                                                    ---------
    Net unrealized depreciation during the year..............................................  (8,253,926)
                                                                                               ----------
Net realized and unrealized loss on investments and foreign currencies.......................  (3,397,825)
                                                                                               ----------
Net decrease in net assets resulting from operations.........................................  $(3,153,339)
                                                                                               ----------



    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------



                                                                                                YEAR ENDED
                                                                                   YEAR ENDED    OCTOBER
                                                                                   OCTOBER 31,     31,
                                                                                      1998         1997
                                                                                   -----------  ----------

Increase (decrease) in net assets
Operations:
  Net investment income (loss)...................................................  $   244,486  $ (405,469)
  Net realized gain on investments and foreign currency transactions.............    4,856,101     778,612
  Net change in unrealized depreciation on translation of assets and liabilities
   in foreign currencies.........................................................     (333,974)   (116,926)
  Net change in unrealized appreciation (depreciation) of investments............   (7,919,952)  8,647,635
                                                                                   -----------  ----------
    Net increase (decrease) in net assets resulting from operations..............   (3,153,339)  8,903,852
                                                                                   -----------  ----------
Class A:
Distributions to shareholders: (Note 1)
  From net realized gain on investments..........................................     (275,162) (1,943,050)
Class B:
Distributions to shareholders: (Note 1)
  From net realized gain on investments..........................................     (454,982) (2,733,339)
Advisor Class:
Distributions to shareholders: (Note 1)
  From net realized gain on investments..........................................      (39,917)    (17,129)
                                                                                   -----------  ----------
    Total distributions..........................................................     (770,061) (4,693,518)
                                                                                   -----------  ----------
Capital share transactions: (Note 4)
  Increase from capital shares sold and reinvested...............................   15,304,011  44,324,471
  Decrease from capital shares repurchased.......................................  (46,522,033) (42,934,337)
                                                                                   -----------  ----------
    Net increase (decrease) from capital share transactions......................  (31,218,022)  1,390,134
                                                                                   -----------  ----------
Total increase (decrease) in net assets..........................................  (35,141,422)  5,600,468
Net assets:
  Beginning of year..............................................................   98,019,059  92,418,591
                                                                                   -----------  ----------
  End of year *..................................................................  $62,877,637  $98,019,059
                                                                                   -----------  ----------
                                                                                   -----------  ----------
   * Includes undistributed net investment income of.............................  $   147,120  $       --
                                                                                   -----------  ----------
                                                                                   -----------  ----------


    The accompanying notes are an integral part of the financial statements.

                              FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.


                                                                       CLASS A
                                          -----------------------------------------------------------------
                                                                                            MAY 31, 1994
                                                      YEAR ENDED OCTOBER 31,              (COMMENCEMENT OF
                                          ----------------------------------------------   OPERATIONS) TO
                                           1998 (d)    1997 (d)    1996 (d)      1995     OCTOBER 31, 1994
                                          ----------  ----------  ----------  ----------  -----------------

Per Share Operating Performance:
Net asset value, beginning of period....  $   15.01   $   14.42   $   12.11   $   12.47       $   11.43
                                          ----------  ----------  ----------  ----------  -----------------
Income from investment operations:
  Net investment income (loss)..........       0.07*      (0.01)      (0.03)      (0.03) **          0.01* * *
  Net realized and unrealized gain
   (loss) on investments................      (0.79)       1.32        2.34       (0.33)           1.03
                                          ----------  ----------  ----------  ----------  -----------------
    Net increase (decrease) from
     investment operations..............      (0.72)       1.31        2.31       (0.36)           1.04
                                          ----------  ----------  ----------  ----------  -----------------
Distributions to shareholders:
  From net realized gain on
   investments..........................      (0.11)      (0.72)         --          --              --
                                          ----------  ----------  ----------  ----------  -----------------
    Total distributions.................      (0.11)      (0.72)         --          --              --
                                          ----------  ----------  ----------  ----------  -----------------
Net asset value, end of period..........  $   14.18   $   15.01   $   14.42   $   12.11       $   12.47
                                          ----------  ----------  ----------  ----------  -----------------
                                          ----------  ----------  ----------  ----------  -----------------

Total investment return (c).............      (4.82)%      9.38%      19.08%      (2.89)%          9.10% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $  23,531   $  38,281   $  38,397   $  36,241       $  23,615
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and
   reimbursement (Notes 2 & 5)..........       0.52%      (0.09)%     (0.19)%     (0.32)%          0.41% (a)
  Without expense reductions and
   reimbursement........................       0.28%      (0.17)%     (0.30)%     (0.58)%         (0.47)% (a)
Ratio of expenses to average net assets:
  With expense reductions and
   reimbursement (Notes 2 & 5)..........       1.99%       2.00%       2.14%       2.36%           2.40% (a)
  Without expense reductions and
   reimbursement........................       2.23%       2.08%       2.25%       2.62%           3.28% (a)
Portfolio turnover rate++...............         96%         41%         41%         45%             18%


----------------
  (a)  Annualized
  (b)  Not Annualized
  (c)  Total investment return does not include sales charges.
  (d) These selected per share data were calculated based upon average shares outstanding during the period.
    * Before reimbursement the net investment income per share would have been reduced by $0.03 for Class A shares, $0.03 for Class B shares, and $0.04 for Advisor Class shares.
  * * Before reimbursement the net investment income per share would have been reduced by $0.03 for Class A shares, $0.03 for Class B shares, and $0.02 for Advisor Class shares.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.02 for Class A and Class B from May 31, 1994 to October 31, 1994.
    + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.



                                                                       CLASS B
                                          -----------------------------------------------------------------
                                                                                            MAY 31, 1994
                                                      YEAR ENDED OCTOBER 31,              (COMMENCEMENT OF
                                          ----------------------------------------------   OPERATIONS) TO
                                           1998 (d)    1997 (d)    1996 (d)      1995     OCTOBER 31, 1994
                                          ----------  ----------  ----------  ----------  -----------------

Per Share Operating Performance:
Net asset value, beginning of period....  $   14.75   $   14.24   $   12.03   $   12.45       $   11.43
                                          ----------  ----------  ----------  ----------  -----------------
Income from investment operations:
  Net investment income (loss)..........         --*      (0.09)      (0.09)      (0.09) **         (0.01) * * *
  Net realized and unrealized gain
   (loss) on investments................      (0.77)       1.32        2.30       (0.33)           1.03
                                          ----------  ----------  ----------  ----------  -----------------
    Net increase (decrease) from
     investment operations..............      (0.77)       1.23        2.21       (0.42)           1.02
                                          ----------  ----------  ----------  ----------  -----------------
Distributions to shareholders:
  From net realized gain on
   investments..........................      (0.11)      (0.72)         --          --              --
                                          ----------  ----------  ----------  ----------  -----------------
    Total distributions.................      (0.11)      (0.72)         --          --              --
                                          ----------  ----------  ----------  ----------  -----------------
Net asset value, end of period..........  $   13.87   $   14.75   $   14.24   $   12.03       $   12.45
                                          ----------  ----------  ----------  ----------  -----------------
                                          ----------  ----------  ----------  ----------  -----------------

Total investment return (c).............      (5.31)%      8.83%      18.37%      (3.37)%          8.92% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $  32,349   $  57,199   $  53,678   $  50,181       $  30,954
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and
   reimbursement (Notes 2 & 5)..........       0.02%      (0.59)%     (0.69)%     (0.82)%         (0.09)% (a)
  Without expense reductions and
   reimbursement........................      (0.22)%     (0.67)%     (0.80)%     (1.08)%         (0.97)% (a)
Ratio of expenses to average net assets:
  With expense reductions and
   reimbursement (Notes 2 & 5)..........       2.49%       2.50%       2.64%       2.86%           2.90% (a)
  Without expense reductions and
   reimbursement........................       2.73%       2.58%       2.75%       3.12%           3.78% (a)
Portfolio turnover rate++...............         96%         41%         41%         45%             18%


----------------

  (a)  Annualized
  (b)  Not Annualized
  (c)  Total investment return does not include sales charges.
  (d) These selected per share data were calculated based upon average shares outstanding during the period.
    * Before reimbursement the net investment income per share would have been reduced by $0.03 for Class A shares, $0.03 for Class B shares, and $0.04 for Advisor Class shares.
  * * Before reimbursement the net investment income per share would have been reduced by $0.03 for Class A shares, $0.03 for Class B shares, and $0.02 for Advisor Class shares.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.02 for Class A and Class B from May 31, 1994 to October 31, 1994.
    + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout each period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.


                                                            ADVISOR CLASS+
                                          ---------------------------------------------------
                                                                                JUNE 1, 1995
                                                 YEAR ENDED OCTOBER 31,              TO
                                          ------------------------------------   OCTOBER 31,
                                           1998 (d)     1997 (d)     1996 (d)       1995
                                          -----------  -----------  ----------  -------------

Per Share Operating Performance:
Net asset value, beginning of period....   $   15.23    $   14.52   $   12.14     $   12.00
                                          -----------  -----------  ----------  -------------
Income from investment operations:
  Net investment income (loss)..........        0.16*        0.05        0.04          0.02* *
  Net realized and unrealized gain
   (loss) on investments................       (0.82)        1.38        2.34          0.12
                                          -----------  -----------  ----------  -------------
    Net increase (decrease) from
     investment operations..............       (0.66)        1.43        2.38          0.14
                                          -----------  -----------  ----------  -------------
Distributions to shareholders:
  From net realized gain on
   investments..........................       (0.11)       (0.72)         --            --
                                          -----------  -----------  ----------  -------------
    Total distributions.................       (0.11)       (0.72)         --            --
                                          -----------  -----------  ----------  -------------
Net asset value, end of period..........   $   14.46    $   15.23   $   14.52     $   12.14
                                          -----------  -----------  ----------  -------------
                                          -----------  -----------  ----------  -------------

Total investment return (c).............       (4.35)%      10.10%      19.60%         1.17%(b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $   6,997    $   2,539   $     344     $     216
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and
   reimbursement (Notes 2 & 5)..........        1.02%        0.41%       0.31%         0.18%(a)
  Without expense reductions and
   reimbursement........................        0.78%        0.33%       0.20%        (0.08)%(a)
Ratio of expenses to average net assets:
  With expense reductions and
   reimbursement (Notes 2 & 5)..........        1.49%        1.50%       1.64%         1.86%(a)
  Without expense reductions and
   reimbursement........................        1.73%        1.58%       1.75%         2.12%(a)
Portfolio turnover rate++...............          96%          41%         41%           45%


----------------
  (a)  Annualized
  (b)  Not Annualized
  (c)  Total investment return does not include sales charges.
  (d) These selected per share data were calculated based upon average shares outstanding during the period.
    * Before reimbursement the net investment income per share would have been reduced by $0.03 for Class A shares, $0.03 for Class B shares, and $0.04 for Advisor Class shares.
  * * Before reimbursement the net investment income per share would have been reduced by $0.03 for Class A shares, $0.03 for Class B shares, and $0.02 for Advisor Class shares.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.02 for Class A and Class B from May 31, 1994 to October 31, 1994.
    + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1998

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (SEE ALSO NOTE 2)
AIM Global Infrastructure Fund (the "Fund"), formerly GT Global Infrastructure Fund, is a separate series of AIM Investment Funds (the "Trust"), formerly G.T. Investment Funds, Inc. The Trust is organized as a Delaware business trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company. The Trust has thirteen series of shares in operation, each series corresponding to a distinct portfolio of investments.

The Fund invests substantially all of its investable assets in Global Infrastructure Portfolio, (the "Portfolio"). The Portfolio is organized as a subtrust of Global Investment Portfolio, a Delaware business trust and is registered under the 1940 Act as an open-end management investment company.

The Portfolio has investment objectives, policies, and limitations substantially identical to those of its corresponding Fund. Therefore, the financial statements of the Fund and Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and Portfolio. Through October 31, 1998, all of the shares of beneficial interest of the Portfolio were owned by either the Fund or A I M Advisors, Inc. (the "Manager"), which has a nominal ($100) investment in the Portfolio.

The Fund offers Class A, Class B, and Advisor Class shares, each of which has equal rights as to assets and voting privileges except that Class A and Class B each has exclusive voting rights with respect to its distribution plan. Investment income, realized and unrealized capital gains and losses, and the common expenses of the Fund are allocated on a pro rata basis to each class based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its respective service and distribution expenses, and may differ in its transfer agent, registration, and certain other class-specific fees and expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Fund calculates the net asset value of and completes orders to purchase, exchange or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by the Manager to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trust's Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATION
The accounting records of the Fund and Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

                                       19A

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities". The Portfolio could be exposed to risk if a counter party is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price, or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H) PORTFOLIO SECURITIES LOANED
At October 31, 1998, stocks with an aggregate value of $9,982,375 were on loan to brokers. The loans were secured by cash collateral of $10,007,255 received by the Portfolio. For the year ended October 31, 1998, the Fund received fees of $45,192.

For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

                                       20A

(I) TAXES
It is the intended policy of the Fund to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, unrealized appreciation of securities held, or excise tax on income and capital gains.

(J) DISTRIBUTIONS TO SHAREHOLDERS
Distributions to shareholders are recorded by the Fund on the ex-date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(K) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Fund in connection with its organization, its initial registration with the Securities and Exchange Commission and with various states and the initial public offering of its shares aggregated $51,500. These expenses are being amortized on a straightline basis over a five-year period.

(L) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio's policy of concentrating its investments in companies in the infrastructure industry subject the Portfolio to greater risk than a fund that is more diversified.

(M) INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(N) RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. At the end of the year, restricted securities, if any, (excluding 144A issues), are shown at the end of the Fund's Portfolio of Investments.

(O) LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by the Manager, has a line of credit with each of BankBoston and State Street Bank and Trust Company. The arrangements with the banks allow the Fund and certain other Funds to borrow, on a first come, first serve basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. There were no loans throughout the year. On October 31, 1998, the Fund had no loans outstanding.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager"), an indirect wholly-owned subsidiary of AMVESCAP PLC, is the Fund's and Portfolio's investment manager and administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT") consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. A I M Distributors, Inc. ("AIM Distributors"), a wholly-owned subsidiary of the Manager, is the Fund's distributor as of the close of business on May 29, 1998. The Trust was reorganized from a Maryland corporation into a Delaware business trust, and the Portfolio was reorganized from a New York common law trust into a Delaware business trust on September 8, 1998. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ("AFS"), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ("GT Services") as the transfer agent of the Fund.

The Fund pays the Manager administration fees at the annualized rate of 0.25% of such Fund's average daily net assets. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

AIM Distributors, an affiliate of the Manager, serves as the Fund's distributor. For the period ended May 29, 1998, GT Global, Inc. ("GT Global") served as the Fund's distributor. The Fund offers Class A, Class B, and Advisor Class shares for purchase.

Class A shares are subject to initial sales charges imposed at the time of purchase, in accordance with the schedule included in the Fund's current prospectus. AIM Distributors collects the sales charges imposed on sales of Class A shares, and reallows a portion of such charges to dealers through which the sales are made. For the year ended October 31, 1998, AIM Distributors and GT Global retained sales charges of $1,469 and $3,607, respectively. Purchases of Class A shares exceeding $1,000,000 may be subject to a contingent deferred sales charge ("CDSC") upon redemption, in accordance with the Fund's current prospectus. AIM Distributors and GT Global collected no CDSCs for the year ended October 31, 1998. AIM Distributors also makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class A shares.

Class B shares are not subject to initial sales charges. When Class B shares are sold, AIM Distributors, from its own resources, pays commissions to dealers through which the sales are made. Certain redemptions of Class B shares made within six years of purchase are subject to CDSCs, in accordance with the Fund's current prospectus. For the year ended October 31, 1998, AIM Distributors and GT Global collected CDSCs in the amount of $108,570 and $244,354, respectively. In addition, AIM Distributors makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class B shares.

For the period ended May 29, 1998, pursuant to the then effective separate distribution plans adopted under the 1940 Act Rule 12b-1 by

                                       21A
the Trust's Board of Trustees with respect to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), the Fund reimbursed GT Global for a portion of its shareholder servicing and distribution expenses. Under the Class A Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class A shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.50% of the average daily net assets of the Fund's Class A shares, less any amounts paid by the Fund as the aforementioned service fee, for GT Global's expenditures incurred in providing services as distributor. All expenses for which GT Global was reimbursed under the Class A Plan would have been incurred within one year of such reimbursement.

For the period ended May 29, 1998, pursuant to the Class B Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.75% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in providing services as distributor. Expenses incurred under the Class B Plan in excess of 1.00% annually were permitted to be carried forward for reimbursement in subsequent years as long as that Plan continued in effect.

Effective as of the close of business May 29, 1998, pursuant to Rule 12b-1 under the 1940 Act, the Trust's Board of Trustees adopted a Master Distribution Plan applicable to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), pursuant to which the Fund compensates AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A or Class B shares of the Fund. Under the Class A Plan, the Fund compensates AIM Distributors at the annualized rate of 0.50% of the average daily net assets of the Fund's Class A shares. Under the Class B Plan, the Fund compensates AIM Distributors at an annualized rate of 1.00% of the average daily net assets of the Fund's Class B shares.

The Class A Plan and the Class B Plan (together, the "Plans") are designed to compensate AIM Distributors for certain promotional and other sales-related costs, and to implement a dealer incentive program that provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A and Class B shares of the Fund. Payments also can be directed by AIM Distributors to Financial Institutions who have entered into service agreements with respect to Class A and Class B shares of the Fund and who provide continuing personal services to their customers who own Class A and Class B shares of the Fund. The service fees payable to selected Financial Institutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such Institution's customers' accounts that were purchased on or after a prescribed date set forth in the Plans.

The Manager and AIM Distributors voluntarily have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expense) to the maximum annual rate of 2.00%, 2.50%, and 1.50% of the average daily net assets of the Fund's Class A, Class B, and Advisor Class shares, respectively. If necessary, this limitation will be effected by waivers by the Manager of investment management and administration fees, waivers by AIM Distributors of payments under the Class A Plan and/or Class B Plan and/or reimbursements by the Manager or AIM Distributors of portions of the Fund's other operating expenses.

Effective as of the close of business September 4, 1998, the Fund, pursuant to a transfer agency and service agreement, has agreed to pay A I M Fund Services, Inc. ("AFS") an annualized fee of $24.85 per shareholder accounts that are open during any monthly period (this fee includes all out-of-pocket expenses), and an annualized fee of $0.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by AFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

For the period November 1, 1997 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per exchange fee of $2.25. GT Services also was reimbursed by the Fund for its out-of-pocket expenses for such items as postage, forms, telephone charges, stationery and office supplies.

The Manager is the pricing and accounting agent for the Fund and Portfolio. The monthly fee for these services paid to the Manager is a percentage, not to exceed 0.03% annually, of a Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% of the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.

The Trust pays each Trustee who is not an employee, officer or director of the Manager, or any other affiliated company, $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $73,625,025 and $110,306,469, respectively. For the year ended October 31, 1998, there were no purchases and sales of U.S. government obligations.

                                       22A

4. CAPITAL SHARES
At October 31, 1998, there were 6,000,000,000 shares of the Trust's common stock authorized, at $0.0001 par value. Of this amount, 400,000,000 were classified as shares of the AIM Global Telecommunications Fund; 400,000,000 were classified as shares of AIM Global Government Income Fund; 200,000,000 were classified as shares of AIM Global Health Care Fund; 200,000,000 were classified as shares of AIM Strategic Income Fund; 200,000,000 were classified as shares of AIM Developing Markets Fund; 200,000,000 were classified as shares of GT Global Currency Fund (inactive); 200,000,000 were classified as shares of AIM Global Growth & Income Fund; 200,000,000 were classified as shares of GT Global Small Companies Fund (inactive); 200,000,000 were classified as shares of AIM Latin American Growth Fund; 200,000,000 were classified as shares of AIM Emerging Markets Fund; 200,000,000 were classified as shares of AIM Emerging Markets Debt Fund; 200,000,000 were classified as shares of AIM Global Financial Services Fund; 200,000,000 were classified as shares of AIM Global Resources Fund; 200,000,000 were classified as shares of AIM Global Infrastructure Fund; 200,000,000 were classified as shares of AIM Global Consumer Products and Services Fund. The shares of each of the foregoing series of the Trust's were divided equally into two classes, designated Class A and Class B common stock. With respect to the issuance of Advisor Class shares, 100,000,000 shares were classified as shares of each of the fifteen series of the Trust's and designated as Advisor Class common stock. 1,100,000,000 shares remain unclassified. Transactions in capital shares of the Fund were as follows:

                           CAPITAL SHARE TRANSACTIONS


                                                                     YEAR ENDED                 YEAR ENDED
                                                                  OCTOBER 31, 1998           OCTOBER 31, 1997
                                                              -------------------------  -------------------------
CLASS A                                                         SHARES        AMOUNT       SHARES        AMOUNT
------------------------------------------------------------  -----------  ------------  -----------  ------------

Shares sold.................................................      127,344  $  1,959,159    1,282,535  $ 19,272,428
Shares issued in connection with reinvestment of
  distributions.............................................       16,842       254,490      123,795     1,776,449
                                                              -----------  ------------  -----------  ------------
                                                                  144,186     2,213,649    1,406,330    21,048,877
Shares repurchased..........................................   (1,036,046)  (15,749,628)  (1,518,962)  (23,157,570)
                                                              -----------  ------------  -----------  ------------
Net decrease................................................     (891,860) $(13,535,979)    (112,632) $ (2,108,693)
                                                              -----------  ------------  -----------  ------------
                                                              -----------  ------------  -----------  ------------

CLASS B
------------------------------------------------------------

Shares sold.................................................      378,526  $  5,629,835    1,233,796  $ 18,394,879
Shares issued in connection with reinvestment of
  distributions.............................................       24,629       365,775      164,966     2,337,575
                                                              -----------  ------------  -----------  ------------
                                                                  403,155     5,995,610    1,398,762    20,732,454
Shares repurchased..........................................   (1,949,017)  (28,654,028)  (1,288,192)  (19,574,097)
                                                              -----------  ------------  -----------  ------------
Net increase (decrease).....................................   (1,545,862) $(22,658,418)     110,570  $  1,158,357
                                                              -----------  ------------  -----------  ------------
                                                              -----------  ------------  -----------  ------------

ADVISOR CLASS
------------------------------------------------------------

Shares sold.................................................      454,559  $  7,054,949      154,643  $  2,526,548
Shares issued in connection with reinvestment of
  distributions.............................................        2,594        39,803        1,147        16,592
                                                              -----------  ------------  -----------  ------------
                                                                  457,153     7,094,752      155,790     2,543,140
Shares repurchased..........................................     (139,981)   (2,118,377)     (12,773)     (202,670)
                                                              -----------  ------------  -----------  ------------
Net increase................................................      317,172  $  4,976,375      143,017  $  2,340,470
                                                              -----------  ------------  -----------  ------------
                                                              -----------  ------------  -----------  ------------

5. EXPENSE REDUCTIONS
The Manager has directed certain portfolio trades to brokers who then paid a portion of the Portfolio's expenses. For the year ended October 31, 1998, the Portfolio's expenses were reduced by $7,816 under these arrangements.

6. PROXY RESULTS (UNAUDITED)
The Special Meeting of Shareholders of the G.T. Investment Funds, Inc., now known as AIM Investment Funds (the "Trust") was held on May 20, 1998 at the Trust's offices, 50 California Street, 26th Floor, San Francisco, California. The meeting was held for the following purposes:

(1)  To elect Trustees as follows: C. Derek Anderson, Frank S. Bayley, William
J. Guilfoyle, Arthur C. Patterson, Ruth H. Quigley.

(2) To approve a new Investment Management and Administration Contract and Sub-Advisory and Sub-Administration Contract with respect to each series of the Trust (each, a "Fund," and collectively, the "Funds").

(3) To approve replacement Rule 12b-1 plans of distribution with respect to Class A and B Shares of the Fund.

(4)  To approve changes to the fundamental investment restrictions of the Fund.

(5) To approve an agreement and plan of conversion and termination for the Trust.

(6) To approve the conversion of the portfolios in which certain Funds invest to Delaware business trusts.

(7) To ratify the selection of Coopers & Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's independent public accountants.

The results of the proxy solicitation on the above matters were as follows:


           TRUSTEE/MATTER
           ------------------------------------------------------------------------------------------------------------------

(1)        C. Derek Anderson.................................................................................................
           Frank S. Bayley...................................................................................................
           William J. Guilfoyle..............................................................................................
           Arthur C. Patterson...............................................................................................
           Ruth H. Quigley...................................................................................................
(2)(a)     Approval of investment management and administration contract.....................................................
(2)(b)     Approval of sub-advisory and sub-administration contract..........................................................
(3)        Approval of replacement Rule 12b-1 plans of distribution
           CLASS A SHARES....................................................................................................
           CLASS B SHARES....................................................................................................
(4)(a)     Modification of Fundamental Restriction on Portfolio Diversification..............................................
(4)(b)     Modification of Fundamental Restriction on Issuing Senior Securities and Borrowing Money..........................
(4)(c)     Modification of Fundamental Restriction on Making Loans...........................................................
(4)(d)     Modification of Fundamental Restriction on Underwriting Securities................................................
(4)(e)     Modification of Fundamental Restriction on Real Estate Investments................................................
(4)(f)     Modification of Fundamental Restriction on Investing in Commodities...............................................
(4)(g)     Elimination of Fundamental Restriction on Margin Transactions.....................................................
(4)(h)     Elimination of Fundamental Restriction on Pledging Assets.........................................................
(4)(i)     Elimination of Fundamental Restriction on Investments in Oil, Gas and Mineral Leases and Programs.................
(5)        Approval of an agreement and plan of conversion and termination with respect to the Company.......................
(6)        Approval of the conversion of the portfolios in which certain Funds invest........................................
(7)        Ratification of the selection of Coopers and Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the
             Trust's independent public accountants..........................................................................

                               VOTES        WITHHELD/
              VOTES FOR       AGAINST      ABSTENTIONS
           ---------------  ------------  --------------

(1)            191,685,088           N/A      13,123,292
               191,766,811           N/A      13,041,568
               191,828,959           N/A      12,979,420
               191,845,270           N/A      12,963,109
               191,869,887           N/A      12,938,492
(2)(a)           2,456,601        64,860         710,610*
(2)(b)           2,435,836        77,094         719,142*
(3)
                 1,010,727        35,515          74,004
                 1,450,391        37,959         123,720
(4)(a)           2,406,080        95,041         730,950*
(4)(b)           2,406,080        95,041         730,950*
(4)(c)           2,406,080        95,041         730,950*
(4)(d)           2,406,080        95,041         730,950*
(4)(e)           2,406,080        95,041         730,950*
(4)(f)           2,406,080        95,041         730,950*
(4)(g)           2,406,080        95,041         730,950*
(4)(h)           2,406,080        95,041         730,950*
(4)(i)           2,406,080        95,041         730,950*
(5)            190,027,470     6,362,084      94,055,040*
(6)              2,429,777        61,704         740,590*
(7)
               191,358,779     2,114,168      11,333,063


--------------
* Includes Broker Non-Votes

--------------
FEDERAL TAX INFORMATION (UNAUDITED):

Pursuant to Section 852 of the Internal Revenue Code, the Fund designates $1,670,060 as capital gain dividends for the fiscal year ended October 31, 1998.

Pursuant to Section 854 of the Internal Revenue Code, the Fund designates 100% of ordinary income dividends paid (including short-term capital gain distributions, if any) by the Fund as income qualifying for the dividends received deduction for corporations for the fiscal year ended October 31, 1998.

                                       24A

                       REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

To the Shareholders of AIM Global Resources Fund (formerly GT Global Natural Resources Fund) and Board of Trustees of AIM Investment Funds (formerly G.T. Investment Funds, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Resources Fund - Consolidated at October 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
DECEMBER 18, 1998

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1998

--------------------------------------------------------------------------------



                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Energy Sources (27.0%)
  Exxon Corp. ................................................   US             21,900   $ 1,560,370         2.9
  Mobil Corp. ................................................   US             19,600     1,483,475         2.8
  Total Compagnie Francaise des Petroles S.A. - ADR{\/} ......   FR             24,700     1,444,950         2.7
  Chevron Corp. ..............................................   US             17,600     1,434,400         2.7
  Santa Fe Energy Resources, Inc.-/- .........................   US            163,700     1,330,063         2.5
  Ente Nazionale Idrocarburi (ENI) S.p.A. - ADR{\/} ..........   ITLY           20,400     1,239,300         2.3
  Amoco Corp. ................................................   US             20,800     1,167,400         2.2
  ERG SpA ....................................................   ITLY          373,000     1,124,237         2.1
  Elf Aquitaine ADR{\/} ......................................   FR             19,000     1,102,000         2.1
  Suncor Energy, Inc. ........................................   CAN            30,000       952,998         1.8
  Repsol S.A. ................................................   SPN            11,900       597,493         1.1
  Orogen Minerals Ltd. - 144A ADR{.} {\/} ....................   AUSL           37,100       505,488         0.9
  Triton Energy Ltd.-/- ......................................   US             43,900       477,413         0.9
                                                                                         -----------
                                                                                          14,419,587
                                                                                         -----------
Electrical & Gas Utilities (19.4%)
  Montana Power Co. ..........................................   US             26,000     1,126,125         2.1
  AGL Resources, Inc. ........................................   US             50,000     1,046,875         1.9
  Suburban Propane Partners L.P. .............................   US             46,000       868,250         1.6
  Leviathan Gas Pipeline Partners L.P. .......................   US             24,900       638,063         1.2
  Northern Border Partners L.P. ..............................   US             18,100       633,500         1.2
  Buckeye Partners L.P. ......................................   US             21,600       610,200         1.1
  Lakehead Pipe Line Partners L.P. ...........................   US             11,300       596,075         1.1
  TEPPCO Partners L.P. .......................................   US             20,400       594,150         1.1
  AmeriGas Partners L.P. .....................................   US             23,000       576,438         1.1
  Ferrellgas Partners L.P. ...................................   US             26,600       555,275         1.0
  Kaneb Pipe Line Partners L.P. ..............................   US             14,700       467,644         0.9
  Pembina Pipeline Income Fund Trust Units{=} ................   CAN            80,500       443,598         0.8
  Heritage Propane Partners L.P. .............................   US             17,800       409,400         0.8
  TransCanada Power L.P. .....................................   CAN            22,800       407,961         0.8
  Cornerstone Propane Partners L.P. ..........................   US             19,600       404,250         0.7
  Superior Propane Income Fund ...............................   CAN            44,100       403,118         0.7
  AEC Pipelines L.P. .........................................   CAN            66,000       374,392         0.7
  The OPTUS Natural Gas Distribution Income Fund .............   CAN            20,000       306,645         0.6
                                                                                         -----------
                                                                                          10,461,959
                                                                                         -----------
Chemicals (10.5%)
  Henkel KGaA Non-Voting Preferred ...........................   GER            10,645       910,076         1.7
  BASF AG ....................................................   GER            20,400       865,253         1.6
  Solutia, Inc. ..............................................   US             35,400       776,588         1.4
  Solvay S.A. "A" ............................................   BEL             7,900       619,789         1.2
  Air Liquide ................................................   FR              3,600       602,841         1.1
  Crompton & Knowles Corp. ...................................   US             35,900       576,644         1.1
  Potash Corporation of Saskatchewan, Inc.{\/} ...............   CAN             8,200       568,875         1.1
  Monsanto Co. ...............................................   US             10,250       416,406         0.8


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Chemicals (Continued)
  Tesoro Petroleum Corp. .....................................   US             17,700   $   262,181         0.5
                                                                                         -----------
                                                                                           5,598,653
                                                                                         -----------
Misc. Materials & Commodities (8.3%)
  USG Corp. ..................................................   US             36,900     1,759,669         3.3
  Martin Marietta Materials, Inc. ............................   US             27,900     1,368,844         2.5
  Encore Wire Corp.-/- .......................................   US             46,425       516,478         1.0
  Scheid Vineyards, Inc. "A" .................................   US             79,700       448,313         0.8
  Fresh Del Monte Produce, Inc. ..............................   US             12,300       219,863         0.4
  Chiquita Brands International ..............................   US             13,100       139,188         0.3
                                                                                         -----------
                                                                                           4,452,355
                                                                                         -----------
Cement (6.3%)
  Southdown, Inc. ............................................   US             28,372     1,544,501         2.9
  Lafarge S.A. ...............................................   FR             13,200     1,350,019         2.5
  Lafarge Corp. ..............................................   US             14,600       491,838         0.9
                                                                                         -----------
                                                                                           3,386,358
                                                                                         -----------
Metals - Non-Ferrous (6.3%)
  USEC, Inc.-/- ..............................................   US             72,300     1,057,388         2.0
  Aluminum Company of America (ALCOA) ........................   US              9,300       737,025         1.4
  Rio Tinto PLC ..............................................   UK             50,900       617,408         1.1
  Phelps Dodge Corporation ...................................   US              9,000       518,625         1.0
  EdperBrascan Corp. "A" .....................................   CAN            27,819       407,591         0.8
                                                                                         -----------
                                                                                           3,338,037
                                                                                         -----------
Energy Equipment & Services (5.1%)
  Enerflex Systems Ltd. ......................................   CAN            30,600       644,733         1.2
  Stolt Comex Seaway S.A.: ...................................   UK                 --            --         1.1
    Common-/- {\/} ...........................................   --             32,500       414,375          --
    ADR-/- {\/} ..............................................   --             14,000       144,375          --
  J. Ray McDermott S.A.-/- ...................................   US             17,400       545,925         1.0
  Coflexip - ADR{\/} .........................................   FR             10,100       486,063         0.9
  Core Laboratories N.V.-/-{\/} ..............................   NETH           21,500       485,094         0.9
                                                                                         -----------
                                                                                           2,720,565
                                                                                         -----------
Building Materials & Components (3.8%)
  Centex Construction Products, Inc. .........................   US             25,400       854,075         1.6
  Centex Corp. ...............................................   US             21,400       716,900         1.3
  Pulte Corp. ................................................   US             19,200       494,400         0.9
                                                                                         -----------
                                                                                           2,065,375
                                                                                         -----------
Gold (3.1%)
  Barrick Gold Corp.{\/} .....................................   CAN            31,700       677,588         1.3
  Freeport-McMoRan Copper & Gold, Inc. "B" ...................   US             38,000       467,875         0.9


    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------


                                                                                            VALUE        % OF NET
EQUITY INVESTMENTS                                              COUNTRY      SHARES       (NOTE 1)        ASSETS
--------------------------------------------------------------  --------   -----------   -----------   -------------

Gold (Continued)
  Placer Dome, Inc. ..........................................   US             29,700   $   467,775         0.9
                                                                                         -----------
                                                                                           1,613,238
                                                                                         -----------
Gas Production & Distribution (2.8%)
  Coastal Corp. ..............................................   US             42,600     1,501,650         2.8
                                                                                         -----------
Forest Products (2.6%)
  Stora Kopparbergs Bergslags Aktiebolag (STORA) "A" .........   SWDN           46,280       510,332         0.9
  Plum Creek Timber Company L.P. .............................   US             15,711       439,908         0.8
  Crown Pacific Partners L.P. ................................   US             16,300       402,406         0.7
  Doman Industries Ltd. "B"-/- ...............................   CAN           117,130        95,678         0.2
                                                                                         -----------
                                                                                           1,448,324
                                                                                         -----------
Metals - Steel (2.6%)
  IPSCO, Inc. ................................................   CAN            45,700       896,224         1.7
  British Steel PLC - ADR{\/} ................................   UK             28,300       495,250         0.9
                                                                                         -----------
                                                                                           1,391,474
                                                                                         -----------
Consumer Services (0.4%)
  United Road Services, Inc.-/- ..............................   US             13,200       211,200         0.4
                                                                                         -----------       -----

TOTAL EQUITY INVESTMENTS (cost $57,535,092) ..................                            52,608,775        98.2
                                                                                         -----------       -----

TOTAL INVESTMENTS (cost $57,535,092)  * ......................                            52,608,775        98.2
Other Assets and Liabilities .................................                               938,248         1.8
                                                                                         -----------       -----

NET ASSETS ...................................................                           $53,547,023       100.0
                                                                                         -----------       -----

--------------

       {\/}  U.S. currency denominated.
        -/-  Non-income producing security.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        {=} Pembina Pipeline Income Fund acquired and holds all of the Notes and issued and outstanding common shares of Pembina Corp.
          * For Federal income tax purposes, cost is $58,097,575 and appreciation (depreciation) is as follows:



                 Unrealized appreciation:         $   1,895,512
                 Unrealized depreciation:            (7,384,312)
                                                  -------------
                 Net unrealized depreciation:     $  (5,488,800)
                                                  -------------
                                                  -------------


Abbreviations:
ADR--American Depositary Receipt

    The accompanying notes are an integral part of the financial statements.

                                October 31, 1998

--------------------------------------------------------------------------------
The Fund's Portfolio of Investments at October 31, 1998, was concentrated in the following countries:



                                         PERCENTAGE OF NET ASSETS{d}
                                        ------------------------------
COUNTRY (COUNTRY CODE/CURRENCY CODE)    EQUITY       OTHER       TOTAL
--------------------------------------  ------   -------------   -----

Australia (AUSL/AUD) .................    0.9                      0.9
Belgium (BEL/BEF) ....................    1.2                      1.2
Canada (CAN/CAD) .....................   11.7                     11.7
France (FR/FRF) ......................    9.3                      9.3
Germany (GER/DEM) ....................    3.3                      3.3
Italy (ITLY/ITL) .....................    4.4                      4.4
Netherlands (NETH/NLG) ...............    0.9                      0.9
Spain (SPN/ESP) ......................    1.1                      1.1
Sweden (SWDN/SEK) ....................    0.9                      0.9
United Kingdom (UK/GBP) ..............    3.1                      3.1
United States (US/USD) ...............   61.4         1.8         63.2
                                        ------        ---        -----
Total  ...............................   98.2         1.8        100.0
                                        ------        ---        -----
                                        ------        ---        -----


--------------

{d}  Percentages indicated are based on net assets of $53,547,023.

    The accompanying notes are an integral part of the financial statements.

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1998

--------------------------------------------------------------------------------


Assets:
  Investments in securities, at value (cost $57,535,092) (Note 1)..............................  $52,608,775
  U.S. currency.....................................................................  $      29
  Foreign currencies (cost $776,844)................................................    777,050     777,079
                                                                                      ---------
  Receivable for Fund shares sold..............................................................   1,354,626
  Receivable for securities sold...............................................................     222,089
  Dividends and dividend withholding tax reclaims receivable...................................     117,621
  Unamortized organizational costs (Note 1)....................................................       5,925
  Miscellaneous receivable.....................................................................       1,429
                                                                                                 ----------
    Total assets...............................................................................  55,087,544
                                                                                                 ----------
Liabilities:
  Payable for securities purchased.............................................................     950,376
  Payable for Fund shares repurchased..........................................................     205,174
  Payable for loan outstanding (Note 1)........................................................      87,000
  Payable for service and distribution expenses (Note 2).......................................      78,542
  Payable for transfer agent fees (Note 2).....................................................      70,818
  Payable for printing and postage expenses....................................................      48,316
  Payable for professional fees................................................................      39,070
  Payable for registration and filing fees.....................................................      19,436
  Payable for custodian fees...................................................................      12,283
  Payable for Trustees' fees and expenses (Note 2).............................................       7,592
  Payable for investment management and administration fees (Note 2)...........................       6,651
  Payable for fund accounting fees (Note 2)....................................................       1,257
  Other accrued expenses.......................................................................      13,906
                                                                                                 ----------
    Total liabilities..........................................................................   1,540,421
  Minority interest (Notes 1 & 2)..............................................................         100
                                                                                                 ----------
Net assets.....................................................................................  $53,547,023
                                                                                                 ----------
                                                                                                 ----------
Class A:
  Net asset value and redemption price per share ($19,462,555 DIVIDED BY 1,776,625 shares
   outstanding)................................................................................  $    10.95
                                                                                                 ----------
                                                                                                 ----------
  Maximum offering price per share (100/95.25 of $10.95) *.....................................  $    11.50
                                                                                                 ----------
                                                                                                 ----------
Class B:+
  Net asset value and offering price per share ($28,995,617 DIVIDED BY 2,697,440 shares
   outstanding)................................................................................  $    10.75
                                                                                                 ----------
                                                                                                 ----------
Advisor Class:
  Net asset value, offering price per share, and redemption price per share ($5,088,851 DIVIDED
   BY 459,330 shares outstanding)..............................................................  $    11.08
                                                                                                 ----------
                                                                                                 ----------
Net assets consist of:
  Paid in capital (Note 4).....................................................................  $80,825,848
  Accumulated net realized loss on investments and foreign currency transactions...............  (22,352,329)
  Net unrealized depreciation on translation of assets and liabilities in foreign currencies...        (179)
  Net unrealized depreciation of investments...................................................  (4,926,317)
                                                                                                 ----------
Total -- representing net assets applicable to capital shares outstanding......................  $53,547,023
                                                                                                 ----------

--------------
   * On sales of $50,000 or more, the offering price is reduced.
   + Redemption price per share is equal to the net asset value per share less any applicable contingent deferred sales charge.


    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1998

--------------------------------------------------------------------------------



Investment income: (Note 1)
  Dividend income (net of foreign withholding tax of $94,244)..................................   $     848,873
  Interest income..............................................................................         271,397
  Securities lending income....................................................................          28,903
                                                                                                  -------------
    Total investment income....................................................................       1,149,173
                                                                                                  -------------
Expenses:
  Investment management and administration fees (Note 2).......................................         912,175
  Service and distribution expenses: (Note 2)
    Class A.....................................................................  $     188,613
    Class B.....................................................................        489,016         677,629
                                                                                  -------------
  Transfer agent fees (Note 2).................................................................         388,595
  Professional fees............................................................................          87,855
  Registration and filing fees.................................................................          78,115
  Printing and postage expenses................................................................          73,580
  Custodian fees...............................................................................          40,150
  Fund accounting fees (Note 2)................................................................          24,981
  Trustees' fees and expenses (Note 2).........................................................          20,100
  Amortization of organization costs (Note 1)..................................................          10,300
  Other expenses...............................................................................          38,194
                                                                                                  -------------
    Total expenses before reductions...........................................................       2,351,674
                                                                                                  -------------
      Expenses reimbursed by A I M Advisors, Inc. (Note 2).....................................        (244,561)
      Expense reductions (Note 5)..............................................................         (45,111)
                                                                                                  -------------
    Total net expenses.........................................................................       2,062,002
                                                                                                  -------------
Net investment loss............................................................................        (912,829)
                                                                                                  -------------
Net realized and unrealized loss on investments: (Note 1)
  Net realized loss on investments..............................................    (21,765,337)
  Net realized loss on foreign currency transactions............................       (113,638)
                                                                                  -------------
    Net realized loss during the year..........................................................     (21,878,975)
  Net change in unrealized depreciation on translation of assets and liabilities
   in foreign currencies........................................................        108,725
  Net change in unrealized depreciation of investments..........................    (39,300,386)
                                                                                  -------------
    Net unrealized depreciation during the year................................................     (39,191,661)
                                                                                                  -------------
Net realized and unrealized loss on investments and foreign currencies.........................     (61,070,636)
                                                                                                  -------------
Net decrease in net assets resulting from operations...........................................   $ (61,983,465)
                                                                                                  -------------
                                                                                                  -------------


    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------



                                            YEAR ENDED       YEAR ENDED
                                           OCTOBER 31,      OCTOBER 31,
                                               1998             1997
                                          --------------   --------------

Increase (decrease) in net assets
Operations:
  Net investment loss...................  $     (912,829)  $   (2,255,658)
  Net realized gain (loss) on
   investments and foreign currency
   transactions.........................     (21,878,975)       7,540,578
  Net change in unrealized appreciation
   (depreciation) on translation of
   assets and liabilities in foreign
   currencies...........................         108,725         (125,779)
  Net change in unrealized appreciation
   (depreciation) of investments........     (39,300,386)      18,607,939
                                          --------------   --------------
    Net increase (decrease) in net
     assets resulting from operations...     (61,983,465)      23,767,080
                                          --------------   --------------
Class A:
Distributions to shareholders: (Note 1)
  From net investment income............        (602,063)              --
  From net realized gain on
   investments..........................      (1,584,312)      (1,915,988)
Class B:
Distributions to shareholders: (Note 1)
  From net investment income............        (769,604)              --
  From net realized gain on
   investments..........................      (2,025,190)      (2,369,395)
Advisor Class:
Distributions to shareholders: (Note 1)
  From net investment income............         (57,919)              --
  From net realized gain on
   investments..........................        (152,412)        (134,145)
                                          --------------   --------------
    Total distributions.................      (5,191,500)      (4,419,528)
                                          --------------   --------------
Capital share transactions: (Note 4)
  Increase from capital shares sold and
   reinvested...........................     204,985,048      377,334,346
  Decrease from capital shares
   repurchased..........................    (255,936,633)    (336,987,548)
                                          --------------   --------------
    Net increase (decrease) from capital
     share transactions.................     (50,951,585)      40,346,798
                                          --------------   --------------
Total increase (decrease) in net
 assets.................................    (118,126,550)      59,694,350
Net assets:
  Beginning of year.....................     171,673,573      111,979,223
                                          --------------   --------------
  End of year *.........................  $   53,547,023   $  171,673,573
                                          --------------   --------------
                                          --------------   --------------
 * Includes accumulated net investment
 loss of................................  $           --   $           --
                                          --------------   --------------
                                          --------------   --------------


    The accompanying notes are an integral part of the financial statements.

                              FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout the period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.



                                                                     CLASS A
                                          -------------------------------------------------------------
                                                                                        MAY 31, 1994
                                                                                        (COMMENCEMENT
                                                   YEAR ENDED OCTOBER 31,             OF OPERATIONS) TO
                                          -----------------------------------------      OCTOBER 31,
                                          1998 (d)   1997 (d)   1996 (d)     1995           1994
                                          --------   --------   --------   --------   -----------------

Per Share Operating Performance:
Net asset value, beginning of period....  $ 20.65    $ 17.43    $ 11.44    $ 12.41        $ 11.43
                                          --------   --------   --------   --------   -----------------
Income from investment operations:
  Net investment income (loss)..........    (0.11) *   (0.25)     (0.24)      0.04* *        0.06* * *
  Net realized and unrealized gain
   (loss) on investments................    (8.91)      4.08       6.28      (0.98)          0.92
                                          --------   --------   --------   --------   -----------------
Net increase (decrease) from investment
 operations.............................    (9.02)      3.83       6.04      (0.94)          0.98
                                          --------   --------   --------   --------   -----------------
Distributions to shareholders:
  From net investment income............    (0.19)        --      (0.04)     (0.03)            --
  From net realized gain on
   investments..........................    (0.49)     (0.61)     (0.01)        --             --
                                          --------   --------   --------   --------   -----------------
    Total distributions.................    (0.68)     (0.61)     (0.05)     (0.03)            --
                                          --------   --------   --------   --------   -----------------
Net asset value, end of period..........  $ 10.95    $ 20.65    $ 17.43    $ 11.44        $ 12.41
                                          --------   --------   --------   --------   -----------------
                                          --------   --------   --------   --------   -----------------

Total investment return (c).............   (45.02)%    22.64%     53.04%     (7.58)%         8.57% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $19,463    $69,975    $48,729    $12,598        $14,797
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........    (0.75)%    (1.41)%    (1.55)%     0.41%          2.63% (a)
  Without expense reductions and/or
   reimbursement........................    (1.06)%    (1.51)%    (1.65)%    (0.69)%         0.65% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........     1.98%      2.03%      2.20%      2.37%          2.40% (a)
  Without expense reductions and/or
   reimbursement........................     2.29%      2.13%      2.30%      3.47%          4.38% (a)
Portfolio turnover rate++...............      201%       321%        94%        87%           137%


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share data were calculated based upon average shares outstanding during the period.
  * Before reimbursement the net investment loss per share would have been increased by $0.04 for each class.
 * * Before reimbursement the net investment income (loss) per share would have been reduced (increased) by $0.14, $0.13, and $0.12 for Class A, Class B, and Advisor Class, respectively.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.04 for Class A and Class B.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout the period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.


                                                                     CLASS B
                                          -------------------------------------------------------------
                                                                                        MAY 31, 1994
                                                                                        (COMMENCEMENT
                                                   YEAR ENDED OCTOBER 31,             OF OPERATIONS) TO
                                          -----------------------------------------      OCTOBER 31,
                                          1998 (d)   1997 (d)   1996 (d)     1995           1994
                                          --------   --------   --------   --------   -----------------

Per Share Operating Performance:
Net asset value, beginning of period....  $ 20.37    $ 17.29    $ 11.36    $ 12.38        $ 11.43
                                          --------   --------   --------   --------   -----------------
Income from investment operations:
  Net investment income (loss)..........    (0.18) *   (0.33)     (0.31)     (0.02) * *        0.03* * *
  Net realized and unrealized gain
   (loss) on investments................    (8.76)      4.02       6.25      (0.98)          0.92
                                          --------   --------   --------   --------   -----------------
Net increase (decrease) from investment
 operations.............................    (8.94)      3.69       5.94      (1.00)          0.95
                                          --------   --------   --------   --------   -----------------
Distributions to shareholders:
  From net investment income............    (0.19)        --         --      (0.02)            --
  From net realized gain on
   investments..........................    (0.49)     (0.61)     (0.01)        --             --
                                          --------   --------   --------   --------   -----------------
    Total distributions.................    (0.68)     (0.61)     (0.01)     (0.02)            --
                                          --------   --------   --------   --------   -----------------
Net asset value, end of period..........  $ 10.75    $ 20.37    $ 17.29    $ 11.36        $ 12.38
                                          --------   --------   --------   --------   -----------------
                                          --------   --------   --------   --------   -----------------

Total investment return (c).............   (45.25)%    21.99%     52.39%     (8.05)%         8.31% (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $28,996    $86,812    $57,749    $13,978        $13,404
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........    (1.25)%    (1.91)%    (2.05)%    (0.09)%         2.13% (a)
  Without expense reductions and/or
   reimbursement........................    (1.56)%    (2.01)%    (2.15)%    (1.19)%         0.15% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........     2.48%      2.53%      2.70%      2.87%          2.90% (a)
  Without expense reductions and/or
   reimbursement........................     2.79%      2.63%      2.80%      3.97%          4.88% (a)
Portfolio turnover rate++...............      201%       321%        94%        87%           137%


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share data were calculated based upon average shares outstanding during the period.
  * Before reimbursement the net investment loss per share would have been increased by $0.04 for each class.
 * * Before reimbursement the net investment income (loss) per share would have been reduced (increased) by $0.14, $0.13, and $0.12 for Class A, Class B, and Advisor Class, respectively.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.04 for Class A and Class B.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding throughout the period, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.


                                                             ADVISOR CLASS+
                                          -----------------------------------------------------
                                                YEAR ENDED OCTOBER 31,
                                          -----------------------------------  JUNE 1, 1995 TO
                                           1998 (d)    1997 (d)    1996 (d)    OCTOBER 31, 1995
                                          ----------  ----------  -----------  ----------------

Per Share Operating Performance:
Net asset value, beginning of period....  $   20.80   $   17.47    $   11.47      $   11.45
                                          ----------  ----------  -----------      --------
Income from investment operations:
  Net investment income (loss)..........      (0.03) *     (0.14)      (0.17)          0.11* *
  Net realized and unrealized gain
   (loss) on investments................      (9.01)       4.08         6.28          (0.09)
                                          ----------  ----------  -----------      --------
Net increase (decrease) from investment
 operations.............................      (9.04)       3.94         6.11           0.02
                                          ----------  ----------  -----------      --------
Distributions to shareholders:
  From net investment income............      (0.19)         --        (0.10)            --
  From net realized gain on
   investments..........................      (0.49)      (0.61)       (0.01)            --
                                          ----------  ----------  -----------      --------
    Total distributions.................      (0.68)      (0.61)       (0.11)            --
                                          ----------  ----------  -----------      --------
Net asset value, end of period..........  $   11.08   $   20.80    $   17.47      $   11.47
                                          ----------  ----------  -----------      --------
                                          ----------  ----------  -----------      --------

Total investment return (c).............     (44.79)%     23.23%       53.76%          0.17 % (b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $   5,089   $  14,886    $   5,502      $      95
Ratio of net investment income (loss) to
 average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........      (0.25)%     (0.91)%      (1.05)%         0.91 % (a)
  Without expense reductions and/or
   reimbursement........................      (0.56)%     (1.01)%      (1.15)%        (0.19)% (a)
Ratio of expenses to average net assets:
  With expense reductions and/or
   reimbursement (Notes 2 & 5)..........       1.48%       1.53%        1.70%          1.87 % (a)
  Without expense reductions and/or
   reimbursement........................       1.79%       1.63%        1.80%          2.97 % (a)
Portfolio turnover rate++...............        201%        321%          94%            87 %


----------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.
 (d) These selected per share data were calculated based upon average shares outstanding during the period.
  * Before reimbursement the net investment loss per share would have been increased by $0.04 for each class.
 * * Before reimbursement the net investment income (loss) per share would have been reduced (increased) by $0.14, $0.13, and $0.12 for Class A, Class B, and Advisor Class, respectively.
 * * * Before reimbursement the net investment income per share would have been reduced by $0.04 for Class A and Class B.
  + Commencing June 1, 1995, the Fund began offering Advisor Class shares. ++ Portfolio turnover rates are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1998

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (SEE ALSO NOTE 2)
AIM Global Resources Fund (the "Fund"), formerly GT Global Natural Resources Fund, is a separate series of AIM Investment Funds (the "Trust"), formerly G.T. Investment Funds, Inc. The Trust is organized as a Delaware business trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company. The Trust has thirteen series of shares in operation, each series corresponding to a distinct portfolio of investments.

The Fund invests substantially all of its investable assets in Global Resources Portfolio, (the "Portfolio"). The Portfolio is organized as a subtrust of Global Investment Portfolio, a Delaware business trust and is registered under the 1940 Act as an open-end management investment company.

The Portfolio has investment objectives, policies, and limitations substantially identical to those of its corresponding Fund. Therefore, the financial statements of the Fund and Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and Portfolio. Through October 31, 1998, all of the shares of beneficial interest of the Portfolio were owned by either the Fund or A I M Advisors, Inc. (the "Manager"), which has a nominal ($100) investment in the Portfolio.

The Fund offers Class A, Class B, and Advisor Class shares, each of which has equal rights as to assets and voting privileges except that Class A and Class B each has exclusive voting rights with respect to its distribution plan. Investment income, realized and unrealized capital gains and losses, and the common expenses of the Fund are allocated on a pro rata basis to each class based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its respective service and distribution expenses, and may differ in its transfer agent, registration, and certain other class-specific fees and expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Fund calculates the net asset value of and completes orders to purchase, exchange or repurchase Fund shares on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by the Manager to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Trust's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trust's Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATION
The accounting records of the Fund and Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

                                       18A

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities". The Portfolio could be exposed to risk if a counter party is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price, or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H) PORTFOLIO SECURITIES LOANED
At October 31, 1998, stocks with an aggregate value of $6,432,456 were on loan to brokers. The loans were secured by cash collateral of $6,546,297 received by the Portfolio. For the year ended October 31, 1998, the Fund received fees of $28,903.

                                       19A

For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The cash collateral is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less.

(I) TAXES
It is the intended policy of the Fund to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, unrealized appreciation of securities held, or excise tax on income and capital gains. The Fund currently has a capital loss carryforward of $21,789,846 which expires in 2006.

(J) DISTRIBUTIONS TO SHAREHOLDERS
Distributions to shareholders are recorded by the Fund on the ex-date. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(K) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Fund in connection with its organization, its initial registration with the Securities and Exchange Commission and with various states and the initial public offering of its shares aggregated $51,500. These expenses are being amortized on a straightline basis over a five-year period.

(L) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio's policy of concentrating its investments in companies in the natural resources industry subject the Portfolio to greater risk than a fund that is more diversified.

(M) INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(N) RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult. At the end of the year, restricted securities, if any, (excluding 144A issues), are shown at the end of the Fund's Portfolio of Investments.

(O) LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by the Manager, has a line of credit with each of BankBoston and State Street Bank and Trust Company. The arrangements with the banks allow the Fund and certain other Funds to borrow, on a first come, first serve basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On October 31, 1998, the Fund had no loan outstanding.

For the year ended October 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $1,955,914, with a weighted average interest rate of 6.28%. Interest expense for the year ended October 31, 1998 was $27,626 and is included in "Other Expenses" on the Statement of Operations.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager"), an indirect wholly-owned subsidiary of AMVESCAP PLC, is the Fund's and Portfolio's investment manager and administrator. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT") consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT and certain other affiliates. A I M Distributors, Inc. ("AIM Distributors"), a wholly-owned subsidiary of the Manager, became the Fund's distributor as of the close of business on May 29, 1998. The Trust was reorganized from a Maryland corporation into a Delaware business trust, and the Portfolio was reorganized from a New York common law trust into a Delaware business trust on September 8, 1998. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ("AFS"), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ("GT Services") as the transfer agent of the Fund.

The Fund pays the Manager administration fees at the annualized rate of 0.25% of such Fund's average daily net assets. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

AIM Distributors, an affiliate of the Manager, serves as the Fund's distributor. For the period ended May 29, 1998, GT Global, Inc. ("GT

                                       20A

Global") served as the Fund's distributor. The Fund offers Class A, Class B, and Advisor Class shares for purchase.

Class A shares are subject to initial sales charges imposed at the time of purchase, in accordance with the schedule included in the Fund's current prospectus. AIM Distributors collects the sales charges imposed on sales of Class A shares, and reallows a portion of such charges to dealers through which the sales are made. For the year ended October 31, 1998, AIM Distributors and GT Global retained sales charges of $3,733 and $12,704, respectively. Purchases of Class A shares exceeding $1,000,000 may be subject to a contingent deferred sales charge ("CDSC") upon redemption, in accordance with the Fund's current prospectus. AIM Distributors and GT Global collected CDSCs for the year ended October 31, 1998 of $0 and $1,704, respectively. AIM Distributors also makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class A shares.

Class B shares are not subject to initial sales charges. When Class B shares are sold, AIM Distributors, from its own resources, pays commissions to dealers through which the sales are made. Certain redemptions of Class B shares made within six years of purchase are subject to CDSCs, in accordance with the Fund's current prospectus. For the year ended October 31, 1998, AIM Distributors and GT Global collected CDSCs in the amount of $130,737 and $225,161, respectively. In addition, AIM Distributors makes ongoing shareholder servicing and trail commission payments to dealers whose clients hold Class B shares.

For the period ended May 29, 1998, pursuant to the then effective separate distribution plans adopted under the 1940 Act Rule 12b-1 by the Trust's Board of Trustees with respect to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), the Fund reimbursed GT Global for a portion of its shareholder servicing and distribution expenses. Under the Class A Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class A shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.50% of the average daily net assets of the Fund's Class A shares, less any amounts paid by the Fund as the aforementioned service fee, for GT Global's expenditures incurred in providing services as distributor. All expenses for which GT Global was reimbursed under the Class A Plan would have been incurred within one year of such reimbursement.

For the period ended May 29, 1998, pursuant to the Class B Plan, the Fund was permitted to pay GT Global a service fee at the annualized rate of up to 0.25% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in servicing and maintaining shareholder accounts, and was permitted to pay GT Global a distribution fee at the annualized rate of up to 0.75% of the average daily net assets of the Fund's Class B shares for GT Global's expenditures incurred in providing services as distributor. Expenses incurred under the Class B Plan in excess of 1.00% annually were permitted to be carried forward for reimbursement in subsequent years as long as that Plan continued in effect.

Effective as of the close of business May 29, 1998, pursuant to Rule 12b-1 under the 1940 Act, the Trust's Board of Trustees adopted a Master Distribution Plan applicable to the Fund's Class A shares ("Class A Plan") and Class B shares ("Class B Plan"), pursuant to which the Fund compensates AIM Distributors for the purpose of financing any activity that is intended to result in the sale of Class A or Class B shares of the Fund. Under the Class A Plan, the Fund compensates AIM Distributors at the annualized rate of 0.50% of the average daily net assets of the Fund's Class A shares. Under the Class B Plan, the Fund compensates AIM Distributors at an annualized rate of 1.00% of the average daily net assets of the Fund's Class B shares.

The Class A Plan and the Class B Plan (together, the "Plans") are designed to compensate AIM Distributors for certain promotional and other sales-related costs, and to implement a dealer incentive program that provides for periodic payments to selected dealers who furnish continuing personal shareholder services to their customers who purchase and own Class A and Class B shares of the Fund. Payments also can be directed by AIM Distributors to Financial Institutions who have entered into service agreements with respect to Class A and Class B shares of the Fund and who provide continuing personal services to their customers who own Class A and Class B shares of the Fund. The service fees payable to selected Financial Institutions are calculated at the annual rate of 0.25% of the average daily net asset value of those Fund shares that are held in such Institution's customers' accounts that were purchased on or after a prescribed date set forth in the Plans.

The Manager and AIM Distributors voluntarily have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expense) to the maximum annual rate of 2.00%, 2.50%, and 1.50% of the average daily net assets of the Fund's Class A, Class B, and Advisor Class shares, respectively. If necessary, this limitation will be effected by waivers by the Manager of investment management and administration fees, waivers by AIM Distributors of payments under the Class A Plan and/or Class B Plan and/or reimbursements by the Manager or AIM Distributors of portions of the Fund's other operating expenses.

Effective as of the close of business September 4, 1998, the Fund, pursuant to a transfer agency and service agreement, has agreed to pay A I M Fund Services, Inc. ("AFS") an annualized fee of $24.85 per shareholder accounts that are open during any monthly period (this fee includes all out-of-pocket expenses), and an annualized fee of $0.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by AFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

For the period November 1, 1997 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per exchange fee of $2.25. GT Services also was reimbursed by the Fund for its out-of-pocket expenses for such items as postage, forms, telephone charges, stationery and office supplies.

                                       21A

The Manager is the pricing and accounting agent for the Fund and Portfolio. The monthly fee for these services to the Manager is a percentage, not to exceed 0.03% annually, of a Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% of the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.

The Trust pays each Trustee who is not an employee, officer or director of the Manager, or any other affiliated company, $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $171,815,753 and $229,084,684, respectively. For the year ended October 31, 1998, purchases and sales of U.S. government obligations aggregated $9,032,740 and $9,264,039, respectively.

4. CAPITAL SHARES
At October 31, 1998, there were 6,000,000,000 shares of the Trust's common stock authorized, at $0.0001 par value. Of this amount, 400,000,000 were classified as shares of the AIM Global Telecommunications Fund; 400,000,000 were classified as shares of AIM Global Government Income Fund; 200,000,000 were classified as shares of AIM Global Health Care Fund; 200,000,000 were classified as shares of AIM Strategic Income Fund; 200,000,000 were classified as shares of AIM Developing Markets Fund; 200,000,000 were classified as shares of GT Global Currency Fund (inactive); 200,000,000 were classified as shares of AIM Global Growth & Income Fund; 200,000,000 were classified as shares of GT Global Small Companies Fund (inactive); 200,000,000 were classified as shares of AIM Latin American Growth Fund; 200,000,000 were classified as shares of AIM Emerging Markets Fund; 200,000,000 were classified as shares of AIM Emerging Markets Debt Fund; 200,000,000 were classified as shares of AIM Global Financial Services Fund; 200,000,000 were classified as shares of AIM Global Resources Fund; 200,000,000 were classified as shares of AIM Global Infrastructure Fund; 200,000,000 were classified as shares of AIM Global Consumer Products and Services Fund. The shares of each of the foregoing series of the Trust's were divided equally into two classes, designated Class A and Class B common stock. With respect to the issuance of Advisor Class shares, 100,000,000 shares were classified as shares of each of the fifteen series of the Trust's and designated as Advisor Class common stock. 1,100,000,000 shares remain unclassified. Transactions in capital shares of the Fund were as follows:

                           CAPITAL SHARE TRANSACTIONS


                                                                           YEAR ENDED                   YEAR ENDED
                                                                        OCTOBER 31, 1998             OCTOBER 31, 1997
                                                                   ---------------------------  ---------------------------
CLASS A                                                               SHARES        AMOUNT         SHARES        AMOUNT
-----------------------------------------------------------------  ------------  -------------  ------------  -------------

Shares sold......................................................    11,040,421  $ 157,454,416    14,008,426  $ 250,536,207
Shares issued in connection with reinvestment of distributions...       107,234      1,988,098        97,424      1,671,792
                                                                   ------------  -------------  ------------  -------------
                                                                     11,147,655    159,442,514    14,105,850    252,207,999
Shares repurchased...............................................   (12,759,254)  (183,076,072)  (13,512,928)  (239,425,288)
                                                                   ------------  -------------  ------------  -------------
Net increase (decrease)..........................................    (1,611,599) $ (23,633,558)      592,922  $  12,782,711
                                                                   ------------  -------------  ------------  -------------
                                                                   ------------  -------------  ------------  -------------

                                       22

CLASS B
-----------------------------------------------------------------

Shares sold......................................................     1,539,841  $  23,469,862     5,227,207  $  91,103,073
Shares issued in connection with reinvestment of distributions...       132,618      2,421,607       120,229      2,044,194
                                                                   ------------  -------------  ------------  -------------
                                                                      1,672,459     25,891,469     5,347,436     93,147,267
Shares repurchased...............................................    (3,237,031)   (47,877,579)   (4,425,914)   (75,084,090)
                                                                   ------------  -------------  ------------  -------------
Net increase (decrease)..........................................    (1,564,572) $ (21,986,110)      921,522  $  18,063,177
                                                                   ------------  -------------  ------------  -------------
                                                                   ------------  -------------  ------------  -------------

ADVISOR CLASS
-----------------------------------------------------------------

Shares sold......................................................     1,211,598  $  19,441,802     1,573,656  $  31,848,691
Shares issued in connection with reinvestment of distributions...        11,203        209,263         7,576        130,389
                                                                   ------------  -------------  ------------  -------------
                                                                      1,222,801     19,651,065     1,581,232     31,979,080
Shares repurchased...............................................    (1,479,078)   (24,982,982)   (1,180,622)   (22,478,170)
                                                                   ------------  -------------  ------------  -------------
Net increase (decrease)..........................................      (256,277) $  (5,331,917)      400,610  $   9,500,910
                                                                   ------------  -------------  ------------  -------------
                                                                   ------------  -------------  ------------  -------------


                                       22A

5. EXPENSE REDUCTIONS

The Manager has directed certain portfolio trades to brokers who then paid a portion of the Portfolio's expenses. For the year ended October 31, 1998, the Portfolio's expenses were reduced by $45,111 under these arrangements.

6. PROXY RESULTS (UNAUDITED)
The Special Meeting of Shareholders of the G.T. Investment Funds, Inc., now known as AIM Investment Funds (the "Trust"), was held on May 20, 1998 at the Trust's offices, 50 California Street, 26th Floor, San Francisco, California. The meeting was held for the following purposes:

(1) To elect Trustees as follows: C. Derek Anderson, Frank S. Bayley, William J. Guilfoyle, Arthur C. Patterson, Ruth H. Quigley.

(2) To approve a new Investment Management and Administration Contract and Sub-Advisory and Sub-Administration Contract with respect to each series of the Trust (each, a "Fund," and collectively, the "Funds").

(3) To approve replacement Rule 12b-1 plans of distribution with respect to Class A and B Shares of the Fund.

(4) To approve changes to the fundamental investment restrictions of the Fund.

(5) To approve an agreement and plan of conversion and termination for the Trust.

(6) To approve the conversion of the portfolios in which certain Funds invest to Delaware business trusts.

(7) To ratify the selection of Coopers & Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's independent public accountants.

    The results of the proxy solicitation on the above matters were as follows:



                                                                                       VOTES        WITHHELD/
      TRUSTEE/MATTER                                                  VOTES FOR       AGAINST      ABSTENTIONS
      ------------------------------------------------------------  --------------  ------------  -------------

(1)   C. Derek Anderson...........................................     191,685,088           N/A     13,123,292
      Frank S. Bayley.............................................     191,766,811           N/A     13,041,568
      William J. Guilfoyle........................................     191,828,959           N/A     12,979,420
      Arthur C. Patterson.........................................     191,845,270           N/A     12,963,109
      Ruth H. Quigley.............................................     191,869,887           N/A     12,938,492
(2)(a) Approval of investment management and administration
       contract...................................................       2,628,774        84,005      1,096,053*
(2)(b) Approval of sub-advisory and sub-administration contract....      2,609,716        93,910      1,105,207*
(3)   Approval of replacement Rule 12b-1 plans of distribution
      CLASS A SHARES..............................................       1,848,382        49,482        141,232
      CLASS B SHARES..............................................       1,142,152        54,567        142,678
(4)(a) Modification of Fundamental Restriction on Portfolio
       Diversification............................................       2,588,203       110,874      1,109,756*
(4)(b) Modification of Fundamental Restriction on Issuing Senior
       Securities and Borrowing Money.............................       2,558,203       110,874      1,109,756*
(4)(c) Modification of Fundamental Restriction on Making Loans.....      2,588,203       110,874      1,109,756*
(4)(d) Modification of Fundamental Restriction on Underwriting
       Securities.................................................       2,588,170       110,907      1,109,756*
(4)(e) Modification of Fundamental Restriction on Real Estate
       Investment.................................................       2,587,733       111,344      1,109,756*
(4)(f) Modification of Fundamental Restriction on Investing in
       Commodities................................................       2,588,203       110,874      1,109,756*
(4)(g) Elimination of Fundamental Restriction on Margin
       Transactions...............................................       2,588,170       110,907      1,109,756*
(4)(h) Elimination of Fundamental Restriction on Pledging Assets...      2,588,170       110,907      1,109,756*
(4)(i) Elimination of Fundamental Restriction on Investments in
       Oil, Gas and Mineral Leases and Programs...................       2,588,203       110,874      1,109,756*
(5)   Approval of an agreement and plan of conversion and
       termination with respect to the Trust......................     190,027,469     6,362,084     94,055,040*
(6)   Approval of the conversion of the portfolios in which
       certain Funds invest.......................................       2,615,848        80,623      1,112,362*
(7)   Ratification of the selection of Coopers and Lybrand L.L.P., now known as PricewaterhouseCoopers LLP, as the Trust's
       independent public accountants.............................     191,358,779     2,114,168     11,333,063


------------------------
   * Includes Broker Non-Votes
------------------------
FEDERAL TAX INFORMATION (UNAUDITED):

Pursuant to Section 852 of the Internal Revenue Code, the Fund designates $3,761,914 as capital gain dividends for the fiscal year ended October 31, 1998.

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